Exhibit 4.1

EXECUTION VERSION

Bridge FACILITY AGREEMENT

dated 13 OCTOBER 2023

for SMURFIT KAPPA TREASURY UNLIMITED COMPANY SMURFIT KAPPA GROUP PLC CITIBANK, N.A., LONDON BRANCH as Mandated Lead Arranger and Bookrunner

BANK OF CHINA

BARCLAYS BANK PLC

BNP PARIBAS

COMMERZBANK AKTIENGESELLSCHAFT

CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK

DANSKE BANK A/S

DEUTSCHE BANK LUXEMBOURG S.A.

ING BANK N.V., DUBLIN BRANCH

J.P. MORGAN SECURITIES PLC

LLOYDS BANK PLC

MIZUHO BANK, LTD.

NATIONAL WESTMINSTER BANK PLC

SCOTIABANK (IRELAND) DAC

PNC BANK NATIONAL ASSOCIATION

COÖPERATIEVE RABOBANK U.A.

BANCO SANTANDER, S.A.

SKANDINAVISKA ENSKILDA BANKEN AB
(PUBL)

SUMITOMO MITSUI BANKING
CORPORATION

TD SECURITIES (USA) LLC

WELLS FARGO BANK N.A., LONDON
BRANCH

as Mandated Lead Arrangers
ALLIED IRISH BANKS, PLC THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND CRÉDIT INDUSTRIEL ET COMMERCIAL, LONDON BRANCH	DNB (UK) LIMITED THE NORTHERN TRUST COMPANY ROYAL BANK OF CANADA REGIONS BANK
as Lead Arrangers
CITIBANK EUROPE PLC, UK BRANCH as Agent

Allen & Overy LLP

CONTENTS

Clause	Page

1.	Definitions and Interpretation	4
2.	The Facility	33
3.	Purpose	36
4.	Conditions of Utilisation	36
5.	Utilisation	38
6.	Repayment	39
7.	Prepayment and Cancellation	39
8.	Interest	43
9.	Interest Periods	46
10.	Changes to the Calculation of Interest	47
11.	Fees	48
12.	Tax Gross Up and Indemnities	49
13.	Increased Costs	58
14.	Other Indemnities	60
15.	Mitigation by the Lenders	62
16.	Costs and Expenses	62
17.	Guarantee and Indemnity	63
18.	Representations	68
19.	Information Undertakings	72
20.	General Undertakings	76
21.	Events of Default	84
22.	Changes to the Lenders	89
23.	Changes to the Obligors	94
24.	Role of the Agent and the Arrangers	94
25.	Conduct of Business by the Finance Parties	101
26.	Sharing among the Finance Parties	101
27.	Payment Mechanics	102
28.	Set-Off	106
29.	Notices	106
30.	Calculations and Certificates	108
31.	Partial Invalidity	109
32.	Remedies and Waivers	109
33.	Amendments and Waivers	109
34.	Confidential Information	115
35.	Confidentiality of Funding Rates	119
36.	Contractual recognition of bail-in	120
37.	Counterparts	120
38.	Governing Law	121
39.	Enforcement	121

Schedule

1.	The Parties	123
	Part 1 The Original Guarantors	123
	Part 2 Guarantors before the closing date	124
	Part 3 The Original Lenders	125
2.	Conditions precedent	126
	Part 1 To be delivered upon Signing	126
	Part 2 Conditions Precedent Required for An Additional Guarantor	129
3.	Requests	131
	Part 1 Utilisation Request	131
	Part 2 Selection Notice	132
4.	Form of Transfer Certificate	133
5.	Form of Assignment Agreement	136
6.	Form of Accession Letter	139
7.	Form of Resignation Letter	140
8.	Form of Compliance Certificate	141
9.	Form of Margin Certificate	142
10.	Form of Extension Notice	143
11.	Timetables	144
12.	Guarantee Principles	145
13.	Form of Increase Confirmation	147

Signatories		150

NOTICE TO THE BORROWER

Under the Credit Reporting Act 2013, lenders are required to provide personal and credit information for credit applications and credit agreements of €500 and above to the Central Credit Register. This information will be held on the Central Credit Register and may be used by other lenders when making decisions on your credit applications and credit agreements.

The Central Credit Register is owned and operated by the Central Bank of Ireland. For more information, including on how your data is managed, see www.centralcreditregister.ie.

THIS AGREEMENT is dated _13_ October 2023 and is made BETWEEN:

(1)	SMURFIT KAPPA GROUP PLC, a public limited company incorporated in Ireland (registered number 433527) (Smurfit Kappa);

(2)	SMURFIT KAPPA TREASURY UNLIMITED COMPANY, a public unlimited company incorporated in Ireland (registered number 177324) (the Company and the Borrower);

(3)	THE ENTITIES listed in Part 1 of Schedule 1 (The Parties) as original guarantors (the Original Guarantors);

(4)	CITIBANK, N.A., LONDON BRANCH as mandated lead arranger and bookrunner (the Arranger);

(5)	THE FINANCIAL INSTITUTIONS listed in Part 3 of Schedule 1 (The Parties) as lenders (the Original Lenders) and, as applicable, as mandated lead arrangers or lead arrangers;

(6)	CITIBANK EUROPE PLC, UK BRANCH as agent of the other Finance Parties (the Agent).

Background

(A)	On 12 September 2023 Smurfit Kappa and WestRock announced their intention to merge their respective businesses into a combined business to be called Smurfit WestRock.

(B)	This Agreement is intended to assist the relevant members of the Smurfit Kappa Group with the payment of cash consideration payable under the Transaction Agreement.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

2013 Securitisation means the receivables securitisation transaction arranged by Coöperative Rabobank U.A. which was entered into on 3 July 2013 as amended and/or restated, novated, supplemented or extended from time to time.

Acceptable Bank means:

(a)	a bank or financial institution which has a long-term unsecured debt rating and/or long-term cash rating of BBB or higher by Standard & Poor’s or Fitch, Baa2 or higher by Moody’s, or a comparable rating from an internationally recognised credit rating agency;

(b)	any Finance Party or an Affiliate of a Finance Party; or

(c)	any other bank or financial institution approved by the Agent (acting on behalf of the Majority Lenders) (acting reasonably).

Accession Letter means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

Accounting Principles means, subject to any change in accordance with Clause 19.3 (Requirements as to financial statements), IFRS as of 1 January 2019.

Additional Guarantor means a company which becomes an Additional Guarantor in accordance with Clause 23 (Changes to the Obligors).

Adjusted Term SOFR means:

(a)	Term SOFR; plus

(b)	the Term SOFR Adjustment,

and if that rate is less than zero, Adjusted Term SOFR shall be deemed to be zero.

Affiliate means:

(a)	in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company; but

(b)	notwithstanding paragraph (a) above, in relation to any member of the NatWest Group, the term "Affiliate" shall not include (i) the UK government or any member or instrumentality of it, including His Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities of them) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality of it (including His Majesty's Treasury and UK Financial Investments Limited) and which are not part of NatWest Group plc and its subsidiaries or subsidiary undertakings.

For the purposes of this definition, NatWest Group means NatWest Group plc and its subsidiaries and subsidiary undertakings.

Annual Financial Statements has the meaning given to it in Clause 19.1 (Financial statements).

Anti-Money Laundering Laws means:

(a)	the Executive Order;

(b)	the Bank Secrecy Act (31 USC. §§ 5311 et seq.);

(c)	the Money Laundering Control Act of 1986 (18 USC. §§ 1956 et seq.);

(d)	the USA Patriot Act;

(e)	any similar law enacted in the United States after the date of this Agreement; and

(f)	any other applicable anti-money laundering law or regulation.

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

Assignment Agreement means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration in each case, required by law or regulation.

Availability Period means the period from and including the date of this Agreement to and including the first to occur of:

(a)	the Closing Date;

(b)	the End Date;

(c)	18 months after the Commitment Date, being 12 March 2025; and

(d)	the Termination Date.

Available Commitment means a Lender’s Commitment minus:

(a)	its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, its participation in any Loans that are due to be made on or before the proposed Utilisation Date.

Available Facility means the aggregate for the time being of each Lender’s Available Commitment.

Bail-In Action means the exercise of any Write-down and Conversion Powers.

Bail-In Legislation means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

Bank Levy means:

(a)	the UK bank levy as set out in the Finance Act 2011;

(b)	the Dutch bank levy as set out in the Dutch Bank Levy Act (Wet bankenbelasting); and

(c)	any substantially similar bank levy in any other jurisdiction which is in force or has been formally announced as proposed (though not yet entered into law) as at the date of this Agreement and in relation to which a Lender would reasonably be able to quantify the relevant Increased Costs (as defined in Clause 13.1 (Increased costs) or loss or liability for or on account of Tax (as applicable) as at the date of this Agreement.

Base Currency means US Dollars.

Beneficial Ownership Regulation means 31 C.F.R. § 1010.230.

BHC Act Affiliate means, in respect of a person, its “affiliate” (as that term is defined in, and interpreted in accordance with, 12 United States Code 1841(k)).

Blocking Regulation means:

(a)	Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended) and/or any applicable national law or regulation relating to it; and

(b)	Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended) as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

Break Costs means the amount (if any) by which:

(a)	the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum in that currency to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, (or, if that figure is less than zero, the amount for the purposes of this paragraph (b) shall be zero).

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and Dublin and:

(a)	the principal financial centre of the country of that currency; and

(b)	(in relation to the fixing of an interest rate in relation to a Loan or Unpaid Sum) which is an US Government Securities Business Day relating to that Loan or Unpaid Sum.

Cash Consideration has the meaning given to that term in the Transaction Agreement.

Cash Equivalent Investments means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation, issued by an Acceptable Bank;

(b)	any investment in marketable obligations issued or guaranteed by the government (or an instrumentality or agency of the government) of the United States of America, the United Kingdom, a Participating Member State, or any other OECD Country with a rating of A+ or higher by Standard & Poor’s or Fitch or A1 or higher by Moody’s, in each case maturing within one year after the relevant date of calculation;

(c)	open market commercial paper and money market investments having a maturity of less than a year:

(i)	for which a recognised trading market exists;

(ii)	which matures within one year after the relevant date of calculation; and

(iii)	which has a credit rating of either A-1 or higher by Standard & Poor’s, F-1 or higher by Fitch or P-1 or higher by Moody’s, or, if no rating is available in respect of the commercial paper or money market investments, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating (or in the case of money market investments is guaranteed by an Acceptable Bank);

(d)	United Kingdom certificates of tax deposit;

(e)	Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(f)	any investment in money market funds which have a credit rating of AAA by Standard & Poor’s or Fitch or Aaa by Moody’s; or

(g)	any other debt security approved by the Majority Lenders,

in each case, to which a member of the Group is alone (or together with other members of the Group) beneficially entitled.

Central Bank Rate means:

(a)	the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b)	if that target is not a single figure, the arithmetic mean of:

(i)	the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)	the lower bound of that target range.

Central Bank Rate Adjustment means, in relation to the Central Bank Rate prevailing at the close of business on any US Government Securities Business Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent) of the Central Bank Rate Spreads for the five most immediately preceding US Government Securities Business Days for which Term SOFR is available.

Central Bank Rate Spread means in relation to any US Government Securities Business Day, the difference (expressed as a percentage rate per annum) calculated by the Agent or any other Finance Party which agrees to do so in place of the Agent between:

(a)	the Term SOFR for the US Government Securities Business Day; and

(b)	the Central Bank Rate prevailing at the close of business on that US Government Securities Business Day.

Certifying Officer means any of the finance director, treasury officer, company secretary or any other director of the Parent or the Company.

Change of Control has the meaning set out in Clause 7.2 (Mandatory prepayment – Change of Control).

Clean-Up Period means the period commencing on the Closing Date and ending on the date falling 120 days after the Closing Date.

Closing Date means the date on which the Merger is completed.

Commitment means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part 3 of Schedule 1 (Commitments) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount of any Commitment which is transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

in each case, to the extent not cancelled, reduced or transferred by it under this Agreement.

Commitment Date means 12 September 2023.

Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

Compliance Certificate means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate) or otherwise in form and substance satisfactory to the Agent.

Confidential Information means all information relating to the Parent, ListCo, any Obligor, the Group, the WestRock Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 34 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent which, in each case, is addressed to or capable of being relied upon by the Company without requiring its signature by virtue of reliance on the Third Parties Act and may not be materially amended without the Company’s consent.

Consolidated Total Assets means, at any time, the total amount of all assets of the Group (calculated in accordance with the Accounting Principles) calculated at that time by reference to:

(a)	the Original Financial Statements; or

(b)	following any Financial Statements being delivered under this Agreement, those Financial Statements.

Covered Entity means:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 Code of Federal Regulations § 252.82(b);

(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 Code of Federal Regulations § 47.3(b); or

(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 Code of Federal Regulations § 382.2(b).

Default means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice or any combination of them) be an Event of Default.

Default Right has the meaning given to that term in, and shall be interpreted in accordance with, 12 Code of Federal Regulations §§ 252.81, 47.2 or 382.1, as applicable.

Defaulting Lender means any Lender:

(a)	which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

Designated Website has the meaning given to it in Clause 19.6 (Use of websites).

Disruption Event means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.

End Date has the meaning given to that term in the Transaction Agreement.

Environmental Approval means any authorisation required by Environmental Law.

Environmental Law means any law or regulation concerning:

(a)	the protection of health and safety;

(b)	the environment; or

(c)	any emission or substance which is capable of causing harm to any living organism or the environment.

ERISA means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued under it.

ERISA Affiliate means any person treated as a single employer with any Obligor for the purpose of section 414 of the IRS Code or section 4001(a)(14) of ERISA.

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

Event of Default means any event or circumstance specified as such in Clause 21 (Events of Default)

Excluded Swap Obligation means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

Executive Order means Executive Order No. 13224 on Terrorist Financing: – Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued 23 September 2001, as amended by Order 13268.

Existing RCF means the revolving credit facility agreement dated 28 January 2019 (as amended and/or restated, refinanced or replaced from time to time and originally for Smurfit Kappa Holdings Limited) between, among others, Smurfit Kappa Investments Limited, Smurfit Kappa and National Westminster Bank Plc as facility agent.

Extension Notice means a notice substantially in the form set out in Schedule 10 (Form of Extension Notice).

Facility means the US dollar term loan facility made available under this Agreement as described in Clause 2.1 (The Facility).

Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

FATCA means:

(a)	sections 1471 to 1474 of the IRS Code or any associated regulations or other official guidance;

(b)	any treaty, law, regulation or official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law, regulation or other official guidance referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law, regulation or other official guidance referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the IRS Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or;

(b)	in relation to a “passthru payment” described in section 1471(d)(7) of the IRS Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Letter means any letter or letters between the Arrangers and the Company, or the Agent and the Company, setting out any of the fees referred to in Clause 11 (Fees).

Finance Document means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter, any Margin Certificate, any Extension Notice and any other document designated as such by the Agent and the Company.

Finance Party means the Agent, the Arrangers, or a Lender.

Financial Half-Year means the period commencing on the day after the start of the Financial Year and ending on 30 June.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at financial institutions;

(b)	any acceptance credit or bill discounting facility;

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any preference share by its terms required to be redeemed prior to the Termination Date;

(e)	any finance or capital lease or hire purchase, conditional sale or other arrangement required by the Accounting Principles to be capitalised for accounting purposes;

(f)	receivables sold or discounted (otherwise than on a non-recourse basis and other than receivables sold or discounted by any member of the Group to Smurfit Kappa Treasury or pursuant to a Permitted Receivables Securitisation);

(g)	the acquisition cost of any asset or service to the extent payable before or after its acquisition or possession by the party liable where the advance or deferred payment (as the case may be)

(i)	is arranged primarily as a method of raising finance or financing the acquisition or construction of that asset or the acquisition of that service (other than trade credit on customary commercial terms); or

(ii)	involves a period of more than six months before or after (as the case may be) the date of acquisition or supply;

(h)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

(i)	any other transaction (including any forward sale or purchase agreement) which is required to be accounted for as a borrowing under the Accounting Principles;

(j)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, documentary credit or other instrument issued by a bank or financial institution; or

(k)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above,

but excluding any indebtedness owed by one member of the Group to another member of the Group.

Financial Statements means the Annual Financial Statements or the Semi-Annual Financial Statements.

Financial Year means the annual accounting period of the Group ending on or about 31 December in each year.

Fitch means Fitch Ratings Ltd or any successor to its ratings business.

Fraudulent Transfer Law means any applicable United States bankruptcy and State fraudulent transfer and conveyance statute and any related case law, and terms used in Clause 17.12 (Guarantee limitations: United States of America) are to be construed in accordance with the Fraudulent Transfer Laws.

Funding Rate means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 10.3 (Cost of funds).

Group means:

(a)	prior to the Closing Date, Smurfit Kappa and its Subsidiaries for the time being; or

(b)	on and from the Closing Date, ListCo and its Subsidiaries for the time being.

Guarantee Principles means the principles set out in Schedule 12 (Guarantee Principles).

Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 23 (Changes to the Obligors).

Historic Screen Rate means the most recent applicable Screen Rate for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than three days before the Quotation Day.

HMT means His Majesty’s Treasury.

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Impaired Agent means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(i)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

Increase Confirmation means a confirmation substantially in the form set out in Schedule 13 (Form of Increase Confirmation) or any other form agreed between the Agent and the Company.

Increase Lender has the meaning given to that term in Clause 2.2 (Increase).

Insolvency Event in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, examiner or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Interest Period means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.4 (Default interest).

Interpolated Historic Screen Rate means the rate which results from interpolating on a linear basis between:

(a)	the most recent applicable Screen Rate (as of a day which is not more than three days before the Quotation Day) for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the most recent applicable Screen Rate (as of a day which is not more than three days before the Quotation Day) for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, or if no such Screen Rate is available for a period described in paragraph (a) above, the Interpolated Historic Screen Rate will be the rate determined under paragraph (b) above.

Interpolated Screen Rate means, in relation to any Loan, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan, or if no such Screen Rate is available for a period described in paragraph (a) above, the Interpolated Screen Rate will be the rate determined under paragraph (b) above.

Investment Company has the meaning given to it in the United States Investment Company Act of 1940.

Irish Obligor means an Obligor incorporated, established or tax resident in Ireland.

IRS means the US Internal Revenue Service.

IRS Code means the US Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued under it.

Legal Opinion means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 23 (Changes to the Obligors).

Legal Reservations means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court, the principles of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, reorganisation, court schemes, moratoria, administration, examinership and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction, regardless of whether considered in a proceeding in equity or at law;

(b)	the time barring of claims under applicable statutes of limitation, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;

(c)	conflicts of laws principles relating to a contracting party’s substantial relationship with the subject jurisdiction, or whether there is a reasonable basis for the choice of law, and with exceptions for applicability of federal law, procedural matters and for matters which may be judged to violate local legal public policy;

(d)	local principles relating to finality of judgments, non-exclusivity and possibilities of appeal;

(e)	similar principles, rights and defences under the laws of any applicable jurisdiction to the extent that they are relevant and applicable; or

(f)	any other matters which are set out as qualifications or reservations (howsoever described) as to matters of law of general application in the Legal Opinions.

Lender means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Lender in accordance with Clause 2.2 (Increase) or Clause 22 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

LMA means the Loan Market Association.

Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

ListCo means Cepheidway Limited (to be renamed and re-registered as Smurfit WestRock plc), a private limited company incorporated in Ireland with registered number 607515 and with its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland.

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction).

Margin means the rate per annum calculated in accordance with Clause 8.3 (Margin adjustments – rating).

Margin Certificate means a certificate substantially in the form set out in Schedule 9 (Form of Margin Certificate).

Margin Regulations means Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System.

Margin Stock means “margin stock” or “margin securities” as defined in the Margin Regulations.

Material Adverse Effect means an event, effect or matter:

(a)	which has a material adverse effect on the business, assets or financial condition of the Group taken as a whole; or

(b)	which has a material adverse effect on the ability of the Obligors (taken together) to perform any of their payment obligations under any of the Finance Documents; or

(c)	which results in any of the guarantees given by any Guarantor not being effective or enforceable in accordance with its terms in a manner or to an extent which is materially prejudicial to the financial interests of the Lenders.

Material Company means, at any time:

(a)	an Obligor; or

(b)	a member of the Group whose unconsolidated EBITDA (for the Relevant Period) comprises 5% or more of consolidated Group EBITDA or whose gross turnover (for the Relevant Period) represents 5% or more of the gross turnover of the Group (other than, in either case, any Securitisation SPV, for so long as it is used primarily for the purpose of receivables securitisations).

Compliance with the conditions set out in paragraph (b) above shall be determined on a semi-annual basis by reference to the most recent Compliance Certificate supplied by the Parent (or the Company on behalf of the Parent) and/or the latest audited financial statements of that Subsidiary and the latest Financial Statements.

For the purposes of this definition, EBITDA for a member of the Group means its total operating profit:

(a)	before deducting any depreciation, depletion or amortisation and before deducting the amortisation of all fees, costs and expenses, stamp, registration and other Taxes incurred by it in connection with the Finance Documents;

(b)	before taking into account all extraordinary items and all exceptional items (in each case whether positive or negative);

(c)	before deducting advance corporation tax, mainstream corporation tax, capital gains tax and their equivalents in any relevant jurisdiction and any withholding on account of tax by one member of the Group in respect of a payment to another member of the Group (without double counting);

(d)	before taking into account net interest payable by it (including any gross-up payments in respect of withholding taxes for any such interest) and any prepayment penalties and premiums;

(e)	after adding back (to the extent otherwise deducted) any loss against book value incurred by it on the sale, lease or other disposal of any asset (other than the sale of trading stock), or on the revaluation thereof, during such period;

(f)	after deducting (to the extent otherwise included) any gain over book value arising in favour of it on the sale, lease or other disposal of any asset (other than the sale of trading stock) during such period and any gain arising on any revaluation of any asset during such period;

(g)	after deducting the amount of profit of any entity in which it has an ownership interest (but which is not itself a member of the Group) to the extent that the amount of such profit included in its financial statements exceeds the amount (net of any applicable withholding tax) received in cash by it through dividends or distributions by such entity;

(h)	after adding net losses with respect to investment in any person other than a Subsidiary during the period to the extent the amount by which such net losses included in its financial statements exceed the amount of cash or Cash Equivalent Investments contributed to such person on account of such net losses during the period;

(i)	after adding (to the extent not already included) the proceeds from any business interruption insurance policy;

(j)	after adding back (to the extent otherwise deducted) any increase in pension fund provisions during such period, and after deducting (to the extent otherwise included) any decrease in pension fund provisions during such period, to the extent, in each case, that such pension fund provisions arise solely from adjustments to the method of calculating pension liabilities (including relevant investment assumptions) which it is required by law to use;

(k)	before deducting accounting charges related to share-based payments or any other employee incentive schemes, entered into as part of equity based remuneration of its employees;

(l)	before taking into account any gains or losses for change in fair value arising in respect of biological assets; and

(m)	before taking into account any gain arising from any buy back of debt entered into by it,

and Group EBITDA means the consolidated EBITDA of all members of the Group, eliminating intra-Group items; and Relevant Period means each period of 12 Months ending on or about the last day of the Financial Year and each period of 12 Months ending on or about the last day of each Financial Half-Year.

Merger means a merger of MergerSub with and into WestRock, with WestRock being the surviving entity, as contemplated in the Transaction Agreement.

MergerSub means Sun Merger Sub, LLC, a limited liability company organised in the State of Delaware (registered number 7665328).

Moody’s means Moody’s Investor Services Limited or any successor to its ratings business.

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end; and

The above rules will only apply to the last Month of any period.

Net Securitisation Proceeds means, without double counting, the maximum amount of third party funded consideration received by any member of the Group in respect of the disposal of receivables and related rights transferred pursuant to a Permitted Receivables Securitisation, net of all third party costs, fees and expenses (including any applicable VAT) properly incurred by members of the Group in arranging and effecting the Permitted Receivables Securitisation or any subsequent increase in third party funding therefor, but excluding:

(a)	consideration which does not exceed the amount of collections in respect of receivables purchased by a Securitisation SPV on a previous date and which is funded by:

(i)	those collections; or

(ii)	the issue by a Securitisation SPV of additional notes, bonds or other indebtedness (including commercial paper or other short term instruments) up to the then current maximum amount of such indebtedness which may be issued by a Securitisation SPV to fund the acquisition of receivables; and

(b)	consideration which is funded by subordinated indebtedness provided by a member of the Group or which represents the payment of deferred consideration in respect of receivables purchased by a Securitisation SPV on an earlier date.

New Lender has the meaning given to that term in Clause 22.1 (Assignments and transfers by the Lenders).

Non-Recourse means, in relation to a Permitted Receivables Securitisation, no recourse to the Group other than recourse that is customary for trade receivables financings in the relevant jurisdictions provided that such recourse shall be limited to recourse of the type provided (but, for the avoidance of doubt, not the manner in which it is provided) by any member of the Group in the Original Securitisation or the 2013 Securitisation, provided further that for the avoidance of doubt such proviso shall not preclude any changes in the manner in which recourse is provided by a member of the Group which are necessary or typical in any relevant jurisdiction to effect recourse of that type.

Obligor means the Borrower or a Guarantor.

Obligors’ Agent means the Company or Smurfit Kappa Investments, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to and subject to Clause 2.4 (Obligors’ Agent).

OECD Country means a member state of the Organisation for Economic Co-operation and Development.

OFAC means the Office of Foreign Assets Control of the US Department of Treasury.

Original Financial Statements means:

(a)	the audited consolidated financial statements of Smurfit Kappa for the financial year ended 31 December 2022; and

(b)	the unaudited consolidated financial statements of Smurfit Kappa for the financial half year ended 30 June 2023.

Original Obligor means the Borrower or an Original Guarantor.

Original Securitisation means the receivables securitisation transaction arranged by Lloyds Bank plc which was entered into on 16 November 2010 (which replaced a prior transaction entered into on 8 September 2004).

Parent means:

(a)	prior to the Closing Date, Smurfit Kappa; and

(b)	on and from the Closing Date, ListCo.

Parent Rating means the credit rating given by a Rating Agency to the long-term unsecured and unsubordinated debt of the Parent.

Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Party means a party to this Agreement.

PBGC means the US Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

Permitted Guarantee means:

(a)	the endorsement of negotiable instruments in the ordinary course of trade;

(b)	any indemnity given in the ordinary course of the documentation of an acquisition transaction which indemnity is in a customary form and subject to customary limitations;

(c)	any guarantee comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purposes of netting debit and credit balances of that member of the Group or of other members of the Group;

(d)	guarantees in existence on the Closing Date (or any replacement or renewals thereof or any guarantee given by the same members of the Group in respect of any permitted refinancing of the obligations guaranteed by such existing guarantee provided that any limit on the amount guaranteed is not subsequently increased (other than as a result of the capitalisation of interest));

(e)	customary indemnities to purchasers under sale agreements for any disposal that is permitted under Clause 20.4 (Disposals);

(f)	guarantees, indemnities and performance or similar bonds guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of business or lease of premises entered into in the ordinary course of business;

(g)	guarantees in respect of the Financial Indebtedness of members of the Group which are not Guarantors where such Financial Indebtedness is not prohibited by the terms of this Agreement;

(h)	guarantees given by a member of a Group in favour of another member of the Group;

(i)	any joint and several liability (hoofdelijke aansprakelijkheid), or any netting or set-off arrangement, as a result of the existence of a fiscal unity for Dutch corporate income tax and VAT purposes (fiscale eenheid) between members of the Group and/or as a result of the existence of a VAT group under section 15 of the Value-Added Tax Consolidation Act 2010 of Ireland or any analogous arrangement in any other jurisdiction, in each case, of which any Obligor is or has been a member;

(j)	guarantees given to a landlord of a member of the Group in relation to lease agreements entered into in the ordinary course of business including:

(i)	a guarantee or performance bond given by a member of a Group for the obligations of another member of such Group under such agreements; or

(ii)	a guarantee given by a member of a Group in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or other instrument issued by a bank or financial institution (on normal commercial terms) to support the obligations of a member of such Group under such agreements;

(k)	guarantees given with the consent of the Agent (acting on the instructions of the Majority Lenders);

(l)	any guarantees granted pursuant to or in connection with a Permitted Receivables Securitisation; and

(m)	any guarantees given pursuant to section 357 of the Companies Act 2014 of Ireland.

Permitted Receivables Securitisation means a receivables financing on a Non-Recourse (except for recourse expressly permitted hereunder) true sale, revolving basis, of receivables originated by a member or members of the Group (including, for the avoidance of doubt:

(a)	the Original Securitisation;

(b)	the 2013 Securitisation; and

(c)	any other transaction (whether now existing or arising in the future) having features equivalent or similar to those above and entered into to increase, supplement or refinance such transactions),

provided that the Net Securitisation Proceeds shall not, at any time, exceed €500,000,000 prior to the Closing Date or €2,000,000,000 on and from the Closing Date (or in each case its equivalent in another currency or currencies).

Permitted Reorganisation means:

(a)	an amalgamation, merger, demerger, consolidation, reconstruction, solvent winding up, solvent liquidation or other reorganisation of a member of the Group where:

(i)	all of the business and assets of that member of the Group remain within the Group unless otherwise not prohibited by this Agreement;

(ii)	if that member of the Group was an Obligor immediately prior to such reorganisation being implemented, any surviving entity of, or any entity resulting from, any such reorganisation is liable, subject to the Guarantee Principles, for the obligations of that Obligor; and

(iii)	in the case of the Borrower, the surviving entity is located in the original jurisdiction of incorporation of the Borrower,

provided that, in each case, the requirement for any member of the Group to be or become an Obligor will only be required if it is consistent with the Guarantee Principles; and

(b)	any other reorganisation of one or more members of the Group approved by the Agent (acting on the instructions of the Majority Lenders).

Plan means an employee benefit plan as defined in section 3(3) of ERISA:

(a)	maintained by any Obligor or any ERISA Affiliate; or

(b)	to which any Obligor or any ERISA Affiliate is required to make any payment or contribution.

Prohibited Payment means any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, any political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any applicable law or regulation.

Qualifying Lender has the meaning given to it in Clause 12 (Tax Gross Up and Indemnities).

Quotation Day means, in relation to any period for which an interest rate is to be determined, two US Government Securities Business Days before the first day of that period (unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

QFC has the meaning given to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 United States Code 5390(c)(8)(D).

Quoted Tenor means any period for which a rate is customarily displayed on the relevant page or screen of an information service.

Rating Agency means each of Standard & Poor’s, Fitch and Moody’s.

Reference Rate means Adjusted Term SOFR.

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Relevant Market means the market for overnight cash borrowing collateralised by US Government securities.

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Repeating Representations means each of the representations set out in Clause 18.1 (Status), Clause 18.2 (Binding obligations), Clause 18.3 (Non-conflict with other obligations), Clause 18.4 (Power and authority), Clause 18.5 (Validity and admissibility in evidence), Clause 18.6 (Governing law and enforcement), paragraph (a) of Clause 18.9 (No default), paragraph (c) of Clause 18.10 (Financial statements) and Clause 18.12 (Anti-corruption) to Clause 18.15 (No proceedings pending or threatened) (inclusive).

Replacement Benchmark means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate; or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the Replacement Benchmark will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Screen Rate.

Reportable Event means:

(a)	an event specified as such in section 4043(c) of ERISA, other than an event in relation to which the requirement to give notice of that event is waived by any regulation; or

(b)	a failure to meet the minimum funding standard under section 412 or 430 of the IRS Code or section 302 of ERISA, unless such failure is corrected within 30 days or such funding requirement is waived by the IRS, or at any time prior to the date of this Agreement, a filing under section 412 of the IRS Code or section 302 of ERISA of any request for a minimum funding variance with respect to any Plan.

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Required Regulatory Disposal means any disposal of assets or a business required by law or by any regulatory authority.

Resignation Letter means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

Restricted Party means a person that is listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on the Specially Designated Nationals and Blocked Persons list maintained by OFAC, the Consolidated List of Financial Sanctions Targets maintained by HMT, or any similar list maintained by, or public announcement of sanctions designation made by, any Sanctions Authority.

Sanctions means any Sanctions Laws and Anti-Money Laundering Laws.

Sanctions Authorities means:

(a)	the United States government;

(b)	the United Nations;

(c)	the European Union or any of its Member States;

(d)	the United Kingdom; or

(e)	the respective governmental and official institutions and agencies of any of the foregoing, including, without limitation, OFAC, the United States Department of State and HMT.

Sanctions Laws means:

(a)	the Executive Order;

(b)	the International Emergency Economic Powers Act (50 USC. §§ 1701 et seq.);

(c)	the Trading with the Enemy Act (50 USC. App. §§ 1 et seq.);

(d)	Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act;

(e)	any other law or regulation promulgated thereunder from time to time and administered by OFAC or the US State Department or the US Department of Commerce, any similar law enacted in the United States after the date of this Agreement and any economic sanctions law or regulation promulgated by any government authority of any member state of the European Union or by any government authority of the United Kingdom, including (without limitation) any of the foregoing relating to restrictive measures against specific countries or territories, including (without limitation) Donetsk, Luhansk, Crimea, Cuba, Iran, Syria, Sudan, Burma (Myanmar), North Korea and Libya; or

(f)	any trade, economic or financial sanctions laws, regulations, embargos, rules or restrictive measures administered, enacted or enforced by any Sanctions Authority.

Scheme means the proposed scheme of arrangement under section 450 of the Companies Act 2014 of Ireland to effect the Smurfit Kappa Share Exchange under and in accordance with the terms of the Transaction Agreement.

Screen Rate means the Term SOFR reference rate administered and published by CME Group Benchmark Administration Limited (or any other person which takes over the administration or publication of that rate) before any correction, recalculation or republication by the administrator.

Securitisation SPV has the meaning provided in Clause 21.15 (Permitted Receivables Securitisations).

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Selection Notice means a notice substantially in the form set out in Part 2 (Selection Notice) of Schedule 3 (Requests).

Semi-Annual Financial Statements has the meaning given to it in Clause 19.1 (Financial statements).

Smurfit Kappa European Packaging means Smurfit Kappa European Packaging Designated Activity Company, a designated activity company limited by shares incorporated in Ireland (registered number 347302).

Smurfit Kappa Group means Smurfit Kappa and its Subsidiaries for the time being;

Smurfit Kappa International Receivables means Smurfit Kappa International Receivables Designated Activity Company, a designated activity company limited by shares incorporated in Ireland (registered number 528405).

Smurfit Kappa Investments means Smurfit Kappa Investments Limited, a company incorporated in Ireland (registered number 380260).

Smurfit Kappa Receivables means Smurfit Kappa Receivables Public Limited Company, a public limited company incorporated in Ireland (registered number 387063).

Smurfit Kappa Share Exchange means the proposed acquisition by ListCo of Smurfit Kappa by means of the Scheme.

Smurfit Kappa Treasury means Smurfit Kappa Treasury Unlimited Company, a public unlimited company incorporated in Ireland (registered number 177324).

Specified Time means a day or time determined in accordance with Schedule 11 (Timetables).

Standard & Poor’s means Standard & Poor’s Rating Services or any successor to its ratings business.

Subsidiary means, in relation to a company, corporation or partnership, another company, corporation or partnership:

(a)	which is controlled, directly or indirectly, by the first-mentioned company, corporation or partnership;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company, corporation or partnership; or

(c)	which is a Subsidiary of another Subsidiary of the first-mentioned company, corporation or partnership,

and, for these purposes, a company, corporation or partnership shall be treated as being controlled by another if that other company, corporation or partnership is able to direct its affairs generally and/or to control the composition of a majority of its board of directors or equivalent body.

Swap Obligation means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Term SOFR means:

(a)	the applicable Screen Rate as of the Specified Time and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate – Term SOFR).

Term SOFR Adjustment means 0.10% per annum.

Termination Date means the date falling one year after the earlier of:

(a)	12 December 2023; and

(b)	the date of the first Utilisation,

or such later date as is determined under Clause 6.3 (Extension of Termination Date).

Total Commitments means the aggregate of the Commitments being USD1,500,000,000 as at the date of this Agreement.

Transaction Agreement means the transaction agreement dated 12 September 2023 between Smurfit Kappa, WestRock, MergerSub and ListCo.

Transaction Documents means the Transaction Agreement, the disclosure letter related to the Company headed “Disclosure Schedule” and the disclosure schedule related to WestRock headed “Conduct of Business”.

Transactions means:

(a)	the Merger; and

(b)	the acquisition by ListCo of the entire issued share capital of Smurfit Kappa.

Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

Underwriter means each of Citibank, N.A., London Branch and Citicorp North America, Inc. in their capacity as underwriters of the Facility.

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

US and United States means the United States of America, any state thereof and/or the District of Columbia.

US Bankruptcy Law means the United States Bankruptcy Code, as amended, or any other United States Federal or State bankruptcy, insolvency or similar law.

US Government Securities Business Day means any day other than:

(a)	a Saturday or a Sunday; and

(b)	a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

US Guarantor means any Guarantor that is incorporated or organised under the laws of the United States of America or any State of the United States of America (including the District of Columbia) or that has a place of business or property in the United States of America.

US Tax Obligor means:

(a)	the Borrower if it is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

Utilisation means the making of a Loan.

Utilisation Date means the date on which a Loan is to be made.

Utilisation Request means a notice substantially in the form set out in Part 1 of Schedule 3 (Requests).

VAT means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)	any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

WestRock means WestRock Company, a company incorporated in the state of Delaware (registered number 6727858).

WestRock Group means WestRock and its Subsidiaries for the time being.

WestRock Guarantor means:

(a)	WestRock;

(b)	WestRock RKT LLC, a company incorporated in the state of Georgia (registered number J518706); and

(c)	WestRock MWV LLC, a company incorporated in the state of Delaware (registered number 3429632).

WestRock Shareholder Approval means the vote of the holders of a majority of the shares in WestRock entitled to vote upon the approval and adoption of the Transaction Agreement.

Write-down and Conversion Powers means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the Agent, any Arranger, any Finance Party, any Lender, any Obligor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	a Lender’s “cost of funds” in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

(iv)	a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	including shall mean “including but not limited to”;

(vi)	jurisdiction of incorporation in the case of an Obligor that is a partnership, an unlimited liability company, a public limited company or a private company limited by shares will be deemed to be a reference to its jurisdiction of incorporation or its jurisdiction of formation and registration, as applicable;

(vii)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(ix)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law being one with which it is the practice of the relevant person to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)	cash includes, without limitation, cash in hand or cash on deposit (including cash on current accounts);

(xi)	a provision of law is a reference to that provision as amended or re-enacted; and

(xii)	a time of day is a reference to London time.

(b)	The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default (including an Event of Default) is continuing if it has not been remedied or waived.

(f)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company.

(g)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(h)	Any accounting or financial term shall, unless otherwise indicated, be construed in accordance with the Accounting Principles.

1.3	Foreign exchange rate fluctuations

When applying baskets, thresholds and other exceptions to the representations, warranties, undertakings and Events of Default, the equivalent to an amount in any currency shall be calculated using the Agent’s spot rate of exchange on the date of the Group incurring or making the relevant disposal, investment, loan, debt or guarantee or taking other relevant action. No Event of Default or breach of any representation and warranty or undertaking shall arise merely as a result of a subsequent change of any relevant amount in a relevant currency due to fluctuations in exchange rates.

1.4	Currency symbols and definitions

(a)	$, USD and US Dollars denote the lawful currency of the United States of America.

(b)	€, EUR and euro denote the single currency of the Participating Member States.

1.5	Third Party Rights

(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Subject to paragraph (c) of Clause 33.2 (Exceptions) but otherwise, notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.6	Calculations

If it is necessary to aggregate or otherwise combine the amounts of Loans or Commitments denominated in different currencies, for the purposes of:

(a)	determining whether a Lender or Lenders constitute the Majority Lenders;

(b)	the pro rata share of Lenders in any obligations of indemnity; or

(c)	otherwise under the Finance Documents,

the Agent may convert any such amounts into a common currency at such rate as it may reasonably determine on any relevant date or dates of calculation.

1.7	Parent

If a Finance Document expresses any obligation to apply to the Parent, and the Closing Date has occurred but ListCo is not a party to this Agreement, Smurfit Kappa must perform the obligation expressed to apply to the Parent.

1.8	Personal liability

No personal liability shall attach to any director, officer or employee of any member of the Group for any representation or statement made by that member of the Group in any Finance Document or certificate signed by a director, officer or employee save in the case of fraud in which case liability (if any) will be determined in accordance with applicable law.

1.9	Dutch terms

In this Agreement, where it relates to a Dutch entity or the context so requires, a reference to:

(a)	a necessary action to authorise where applicable, includes without limitation:

(i)	any action required to comply with the Works Councils Act of The Netherlands (Wet op de ondernemingsraden); and

(ii)	obtaining an unconditional positive advice (advies) from the competent works council(s);

(b)	constitutional documents means the articles of association (statuten) and deed of incorporation (akte van oprichting) and an up-to-date extract of registration of the Trade Register of the Dutch Chamber of Commerce;

(c)	The Netherlands means the European part of the Kingdom of the Netherlands and Dutch means in or of The Netherlands;

(d)	a Security includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(e)	a winding-up, administration or dissolution includes a bankruptcy (faillissement) or dissolution (ontbinding);

(f)	a moratorium includes surseance van betaling and a moratorium is declared or occurs includes surseance verleend;

(g)	any procedure or step taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of The Netherlands (Invorderingswet 1990);

(h)	an administrator includes a bewindvoerder or a beoogd bewindvoerder;

(i)	a liquidator includes a curator or a beoogd curator;

(j)	an attachment includes a beslag;

(k)	a composition includes an akkoordprocedure buiten faillissement;

(l)	an other similar officer includes a restructuring expert (herstructureringsdeskundige) or observer (observator); and

(m)	reorganisation includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Act (Faillissementswet).

1.10	Irish terms

In this Agreement, where it relates to an Irish entity or the context so requires, a reference to:

(a)	examiner means an examiner or interim examiner appointed pursuant to Section 509 of the Irish Companies Act and examinership shall be construed accordingly;

(b)	inability to pay its debts shall be deemed to mean the relevant Irish Obligor is unable to pay its debts within the meaning of section 509(3) or section 570 of the Companies Act 2014 of Ireland;

(c)	Ireland means the island of Ireland exclusive of Northern Ireland; and

(d)	process advisor has the meaning given to that term in section 558A of the Irish Companies Act.

2.	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a US dollar term loan facility in an aggregate amount equal to the Total Commitments;

2.2	Increase after cancellation

(a)	The Company may by giving prior notice to the Agent by no later than the date falling 30 Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 7.7 (Cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 7.1 (Mandatory prepayment – illegality); or

(B)	paragraph (a) of Clause 7.6 (Repayment and cancellation in relation to a single Lender),

request that the Commitments be increased (and the Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Commitment so cancelled as follows:

I.	the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an Increase Lender) selected by the Company and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

II.	each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

III.	each Increase Lender shall become a Party as a Lender and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

IV.	the Commitments of the other Lenders shall continue in full force and effect; and

V.	any increase in the Commitments shall take effect on the date specified by the Company, which must be the last day of an Interest Period, in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)	The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)	An increase in the Commitments relating to the Facility will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Agent shall promptly notify the Company and the Increase Lender upon being so satisfied.

(d)	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(e)	The Company shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably and properly incurred by it in connection with any increase in Commitments under this Clause 2.2.

(f)	The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 22.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 22.5 (Procedure for transfer) and if the Increase Lender was a New Lender.

(g)	The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a Fee Letter.

(h)	Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(i)	Clause 22.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)	the New Lender were references to that Increase Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

2.3	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents, and any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.4	Obligors’ Agent

(a)	Until Smurfit Kappa Investments becomes a Party, each Obligor (other than the Company) irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents.

(b)	On and from the date on which Smurfit Kappa Investments becomes a Party, the authority of the Company under paragraph (a) above shall cease and each Obligor (other than Smurfit Kappa Investments) irrevocably appoints Smurfit Kappa Investments (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents.

(c)	Each Obligor (other than the relevant Obligors’ Agent) irrevocably authorises:

(i)	the Obligors’ Agent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of the Borrower, Utilisation Requests and Selection Notices), to execute on its behalf any Accession Letter and any guarantee or security confirmation, extension or ratification (subject to any applicable limitations on such guarantee or security referred to in Clause 17 (Guarantee and Indemnity), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Obligors’ Agent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests and Selection Notices) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication and each Finance Party may rely on any action taken by the Obligors’ Agent on behalf of that Obligor.

(d)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.	Purpose

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility for the purpose of financing (directly or indirectly) the Cash Consideration and/or fees, commissions, costs and expenses payable in relation to the Merger.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial conditions precedent

(a)	The Borrower may not deliver a Utilisation Request unless the Agent has received (or waived the requirement to receive) all of the documents and other evidence listed in Part 1 (To be delivered upon Signing) of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent (acting reasonably) and Part 2 (To be delivered before the first Utilisation) of Schedule 2 (Conditions precedent). The Agent shall notify the Company and the Lenders promptly upon being so satisfied and shall notify the Company upon request immediately before any Utilisation Request is submitted of the status of each condition precedent listed in Part 1 of Schedule 2 (Conditions precedent) if it is not satisfied.

(b)	A document delivered in satisfaction of Paragraph (a) of Part 2 (To be delivered before the first Utilisation) of Schedule 2 (Conditions precedent) shall be deemed to be satisfactory to the Agent if it is in the form delivered to the Underwriters on or prior to 12 September 2023 and has not been amended, modified, supplemented or waived, without the Majority Lenders’ prior written consent (not to be unreasonably withheld, delayed or conditioned):

(i)	in a manner which increases the Cash Consideration by an aggregate amount of more than USD 130,000,000; or

(ii)	in any other manner that is materially adverse to the Lenders.

(c)	For the purposes of paragraph (b) above, the exercise by any member of the Group of any right or election expressly set out in the Transaction Documents (including any right to extend the End Date) shall not require the consent of the Majority Lenders and shall not be deemed to be materially adverse to the Lenders.

4.2	Maximum number of Loans

The Borrower may not deliver a Utilisation Request or request that a Loan be divided if as a result of the proposed Utilisation more than two Loans would be outstanding.

4.3	Certain funds

(a)	In this Agreement:

Major Default means:

(i)	the Events of Default set out in:

(A)	Clause 21.1 (Non-payment), but only in relation to non-payment of any principal, any interest or any fee payable under Clause 11 (Fees);

(B)	Clause 21.5 (Insolvency);

(C)	Clause 21.6 (Insolvency proceedings) other than paragraph (a)(iv) of that Clause;

(D)	Clause 21.3 (Misrepresentation), but only in so far as it relates to any Major Representations; and

(E)	Clause 21.9 (Unlawfulness) and Clause 21.10 (Repudiation); and

(ii)	breach of a Major Undertaking,

in each case with respect only to any member of the Group which is an Obligor immediately before the Closing Date.

Major Representations means the representations set out in:

(i)	Clause 18.1 (Status);

(ii)	Clause 18.2 (Binding obligations);

(iii)	Clause 18.3 (Non-conflict with other obligations), other than paragraph (c) of that Clause; and

(iv)	Clause 18.4 (Power and authority);

(v)	Clause 18.5 (Validity and admissibility in evidence);

(vi)	Clause 18.6 (Governing law and enforcement);

(vii)	Clause 18.12 (Anti-corruption);

(viii)	Clause 18.13 (Sanctions); and

(ix)	Clause 18.14 (Pari passu ranking),

in each case with respect only to any member of the Group which is an Obligor immediately before the Closing Date.

Major Undertakings means the undertakings set out in

(i)	Clause 20.2 (Compliance with laws);

(ii)	Clause 20.3 (Negative pledge);

(iii)	Clause 20.4 (Disposals);

(iv)	Clause 20.5 (Financial Indebtedness);

(v)	Clause 20.6 (Merger);

(vi)	Clause 20.8 (Pari passu); and

(vii)	Clause 20.9 (Sanctions),

in each case with respect only to any member of the Group which is an Obligor immediately before the Closing Date.

(b)	During the Availability Period, no Lender may refuse to make a Loan available, cancel any Commitment, exercise any right of rescission, set-off or similar right or remedy if this would prevent the making of a Loan, or demand repayment of a Loan, unless:

(i)	any of the conditions precedent set out in Part 1 (Conditions Precedent to Signing) and Part 2 (Conditions Precedent to Utilisation) of Schedule 2 (Conditions Precedent) have not been satisfied;

(ii)	any Major Representation is not correct or would be incorrect immediately after the making of the Loan;

(iii)	any Major Default is outstanding or would result from the making of the Loan;

(iv)	any Change of Control has occurred; or

(v)	it is unlawful for that Lender to perform its obligations under the Finance Documents.

(c)	Immediately upon the expiry of the Availability Period all such rights, remedies and entitlements shall be available to the Lenders notwithstanding that they may not have been used or been available for use during that Availability Period.

5.	Utilisation

5.1	Delivery of a Utilisation Request

The Borrower may borrow a Loan by delivering to the Agent a duly completed Utilisation Request not later than the Specified Time (or such later time as the Agent may agree).

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods); and

(b)	If more than one Loan is be requested in a Utilisation Request, this shall be treated for the purposes of this Clause as a separate Utilisation Request for each such Loan.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency.

(b)	The minimum amount of the proposed Loan must be USD10,000,000.

5.4	Lenders’ participation

(a)	The Agent shall notify each Lender of the amount of each Loan and the amount of that Lender’s participation in that Loan, promptly after receipt of the relevant Utilisation Request.

(b)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(c)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

6.	Repayment

6.1	Repayment of Loans

The Borrower must repay each Loan in full on the Termination Date.

6.2	Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid or prepaid.

6.3	Extension of Termination Date

(a)	The Company may require the extension of the Termination Date by delivering a valid Extension Notice to the Agent.

(b)	Except as set out in this Clause 6.3, the delivery and effectiveness of an Extension Notice is in the sole discretion of the Company and does not require the consent of any Finance Party.

(c)	An Extension Notice must be delivered no later than five Business Days before the Termination Date to which it relates.

(d)	The Termination Date may be extended:

(i)	first, by a period of six months; and

(ii)	then (if an extension has taken effect under paragraph (i) above) by a further period of six months.

(e)	If the Availability Period has expired when an Extension Notice is delivered, the Extension Notice will only be valid if it confirms that, on the date of the Extension Notice, no Event of Default is continuing and the Repeating Representations are true by reference to the facts and circumstances then existing.

(f)	The Company must pay extension fees to relevant Lenders, in accordance with Clause 11.4 (Extension fee), in relation to each Extension Notice.

7.	Prepayment and Cancellation

7.1	Mandatory prepayment – illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Available Commitment of that Lender will be immediately cancelled; and

(c)	to the extent that the Lender’s participation has not been transferred pursuant to Clause 33.4 (Replacement of Lender), the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

7.2	Mandatory prepayment – Change of Control

(a)	If there is a Change of Control:

(i)	the Company shall promptly notify the Agent upon becoming aware of that event;

(ii)	a Lender shall not be obliged to fund a Utilisation; and

(iii)	if a Lender so requires and notifies the Agent within 20 Business Days of the Company notifying the Agent of the event, the Agent shall, by not less than 60 days’ notice to the Company, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)	For the purposes of this Clause 7.2:

Change of Control means:

(i)	any person or group of persons acting in concert (other than a person referred to in paragraph (ii) below) acquires (either directly or indirectly) 30% or more of the voting shares of Smurfit Kappa and such person or group of persons is the largest direct or indirect holder of voting shares of Smurfit Kappa; but

(ii)	paragraph (i) above shall not apply to ListCo, if it is or becomes the direct holder of 100% of the issued share capital in Smurfit Kappa and is or is to be listed on the New York Stock Exchange and the London Stock Exchange; and

acting in concert has the meaning given to it in the City Code on Takeovers.

7.3	Mandatory prepayment – fundraising and anti-trust disposals

(a)	In this Clause 7.3:

Anti-Trust Disposal means any sale, lease, license, transfer, loan or other disposal by a person of any asset, undertaking or business (whether voluntary or involuntary, and whether by a single transaction or series of transactions) required to be made to comply with any anti-trust or competition law or the requirements of any relevant anti-trust or competition authority or to facilitate anti-trust or competition clearances.

Anti-Trust Disposal Proceeds means the cash proceeds (net of all related taxes, fees and expenses) received by any member of the Group, other than net proceeds not exceeding an aggregate amount (for all Anti-Trust Disposals) of USD 750,000,000 or its equivalent in other currencies.

Borrowings means any Financial Indebtedness (including indebtedness under any bond, note or other similar instrument issued under any Permitted Receivables Securitisation) of any member of the Group from sources external to the Group but excluding:

(i)	Financial Indebtedness calculated on a mark-to-market basis under any interest rate, currency or other hedging agreement or instrument;

(ii)	(to the extent they are not required to be accounted for as borrowings under the Accounting Principles) performance bonds and guarantees provided in the ordinary course of business, and not provided in respect of Financial Indebtedness of a person; and

(iii)	(to the extent they are not required to be accounted for as borrowings under the Accounting Principles) guarantees provided to pension scheme trustees, administrators and like entities.

Debt Issuance means any issue or incurrence of Borrowings by a member of the Group (or any issue of instruments which are convertible into Borrowings), other than:

(i)	any utilisation of committed facilities in place at the date of this Agreement;

(ii)	any amount owing by one member of the Group to another member of the Group;

(iii)	any financing of any working capital or liquidity (including receivables securitisation facilities);

(iv)	the refinancing or replacement of public debt within 12 months before its maturity, or the refinancing or replacement of any other debt at any time, in each case to the extent that the principal amount of that debt is not increased other than to pay any fees, costs, expenses or other related payments or amounts (including any premium and hedging termination costs) incurred in connection with that refinancing or replacement; or

(v)	any capital leases issued or incurred to finance the acquisition of fixed or capital assets.

Debt Issuance Proceeds means the cash proceeds received (net of all related taxes, fees and expenses) by any member of the Group as a result of any Debt Issuance, other than net proceeds not exceeding an aggregate amount (for all Debt Issuances) of USD 500,000,000 or its equivalent in other currencies.

Equity Issuance means any issue of equity or equity-linked securities (in a public offering or private placement) other than:

(i)	an issue which is a Debt Issuance;

(ii)	equity interests or other securities issued pursuant to employee stock plans or employee compensation plans or contributed to employee pension funds;

(iii)	equity interests or such other securities issued or transferred as consideration in connection with any acquisition, disposal or joint venture arrangement, without any cash payment to the Group;

(iv)	equity interests or other securities issued on or prior to the Closing Date in connection with the Merger; or

(v)	securities issued to any member of the Group.

Equity Issuance Proceeds means the cash proceeds received (net of all related taxes, fees and expenses) by any member of the Group as a result of any Equity Issuance, other than net proceeds not exceeding an aggregate amount (for all Equity Issuances) of USD 100,000,000 or its equivalent in other currencies.

Proceeds means Debt Issuance Proceeds, Equity Issuance Proceeds and Anti-Trust Disposal Proceeds.

(b)	The Company shall notify the Agent as soon as practicable upon the receipt of any Proceeds.

(c)	The amount of any Proceeds shall be applied:

(i)	first: in prepayment of Loans (and cancellation of the corresponding Total Commitments), within three Business Days of receipt of those Proceeds; and

(ii)	second: in immediate cancellation of the Available Facility,

and shall (in respect of paragraph (i) above) be applied to such Loans as the Company may elect by notice to the Agent within three Business Days of receipt of the relevant Proceeds, or (failing such election) shall be applied pro rata to all the Loans.

(d)	Any prepayment of Loans under paragraph (c) above shall be applied pro rata to the participation of Lenders in those Loans, and any cancellation of the Total Commitments shall be applied pro rata to the Commitments.

7.4	Voluntary cancellation

The Company may, if it gives the Agent not less than three Business Day’s (or such shorter period as the Agent (on behalf of itself and the Majority Lenders) may agree) prior notice, cancel the whole or any part (being a minimum amount of USD10,000,000) of the Commitments. Any cancellation under this Clause 7.4 shall reduce the Commitments of the Lenders rateably.

7.5	Voluntary prepayment

(a)	The Borrower to which a Loan has been made may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Agent (on behalf of itself and the Majority Lenders) may agree) prior notice, prepay the whole or any part of a Loan (but if in part, in a minimum amount of USD10,000,000).

(b)	The Borrower may apply any prepayment to be made under this Clause 7.5 against any Loan as it may choose in its sole discretion.

7.6	Repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from any Obligor under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Company may, whilst the circumstance giving rise to the requirement for that cancellation, increase or indemnification (as applicable) continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give notice of its intention to replace that Lender in accordance with Clause 33.4 (Replacement of Lender).

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), the Borrower shall repay that Lender’s participation in that Loan.

7.7	Cancellation in relation to a Defaulting Lender

(a)	If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent one Business Day’s notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

7.8	Automatic cancellation

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

7.9	Miscellaneous

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7.9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower may not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(d)	Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(e)	If the Agent receives a notice under this Clause 7.9 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(f)	If all or part of any Lender’s participation in a Loan is repaid or prepaid, an amount of that Lender’s Commitment will be deemed to be cancelled on the date of repayment or prepayment.

8.	Interest

8.1	Calculation of interest

The rate of interest on each Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin on that day; and

(b)	Reference Rate for that Interest Period.

8.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three-monthly intervals after the first day of the Interest Period).

8.3	Margin adjustments – rating

(a)	The initial Margin is 0.50% per annum.

(b)	Subject to the other provisions of this Clause, the Margin will be calculated by reference to the table below and the information set out in the most recent Margin Certificate delivered to the Agent pursuant to paragraph (c) below:

	Margin (% per annum)
Dates (inclusive)	Before the Closing Date, or at any time if the Parent Rating is Baa2/BBB/BBB or above	On and from the Closing Date, if the Parent Rating is Baa3/BBB-/BBB- or below
12 September 2023 to 11 December 2023	0.50	0.70

12 December 2023 to 11 March 2024	0.65	0.85

12 March 2024 to 11 June 2024	0.90	1.10

12 June 2024 to 11 September 2024	1.15	1.35

12 September 2024 to 11 December 2024	1.40	1.60

12 December 2024 to 11 March 2025	1.65	1.85

12 March 2025 to 11 June 2025	1.90	2.10

12 June 2025 to 11 September 2025	2.15	2.35

12 September 2025 to 11 December 2025	2.40	2.60

on and after 12 December 2025	2.65	2.85

(c)	The Parent or the Company must notify the Agent promptly upon a Rating Agency notifying it of a change in the Parent Rating, by delivering a Margin Certificate promptly, and in any case within five Business Days, after receiving notice of the change in the Parent Rating.

(d)	No member of the Group shall be under any obligation to obtain and/or maintain a Parent Rating from one or all of the Rating Agencies.

(e)	For any period during which the equivalent Parent Ratings given by the Rating Agencies differ such that one or more Rating Agencies provides a Parent Rating of Baa2/BBB or above and any other Rating Agency provides a Parent Rating of Baa3/BBB- or below, the applicable Margin will be determined by reference to the average applicable percentage rate per annum of the Margins applicable to the relevant Parent Ratings as set out in the table above.

(f)	Any increase or decrease in the Margin for a Loan shall take effect on the date which is three Business Days after receipt by the Agent of the notification delivered pursuant to paragraph (c) above.

(g)	For so long as:

(i)	the Parent and the Company are in default of their obligations under this Agreement to notify the Agent of any change in the Parent Rating under paragraph (c) above ;

(ii)	an Event of Default is continuing; or

(iii)	no Parent Rating is obtained or maintained from any of the Rating Agencies,

the Margin shall be determined as if the Parent Rating from each Rating Agency was Baa3/BBB-.

(h)	If the Margin is adjusted pursuant to paragraph (b) above on the basis of information contained in a Margin Certificate and such information is subsequently determined to be incorrect, or the Parent and Company fail to provide a Margin Certificate in accordance with paragraph (c) above , and as a result the Margin is lower than it would have been if the information in the Margin Certificate had been correct and/or the Margin Certificate had been so provided, the Company shall (within three Business Days of demand by the Agent) pay such amount to the Lenders (via the Agent) as the Agent determines is necessary to put the Lenders in the position in which they should have been had the Company and Parent complied with their obligations under paragraphs (b) and (c) above.

8.4	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1% higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.4 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan and which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be 2% higher than the rate which would have applied if the overdue amount had not become due.

(c)	Interest and default interest (in each case, if unpaid) will be compounded with the principal amount of the Loans or the overdue amount (as applicable) at the end of each Interest Period applicable to that amount but will remain immediately due and payable.

8.5	Notification of rates of interest

(a)	The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest relating to a Loan under this Agreement.

(b)	The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

(c)	This Clause 8.5 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

9.	Interest Periods

9.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for an Interest Period of a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than 9:30am three Business Days before the first day of that Interest Period.

(c)	If the fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be three months.

(d)	Subject to this Clause 9, the Borrower may select Interest Periods of one, three or six months.

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date in effect when the Interest Period is selected under paragraphs (a) to (d) above.

(f)	Each Interest Period for a Loan shall start on the Utilisation Date or (if the Loan has already been made) on the last day of its preceding Interest Period.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Consolidation and division of Loans

(a)	Subject to paragraph (b) below, if two or more Interest Periods end on the same date, the Loans to which those Interest Periods relate will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

(b)	Subject to Clause 4.2 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if the Borrower requests in a Selection Notice that a Loan be divided into two or more Loans, that Loan will, on the last day of its Interest Period, be so divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division.

10.	Changes to the Calculation of Interest

10.1	Unavailability of Screen Rate – Term SOFR

(a)	Interpolated Screen Rate: If no Screen Rate is available for Term SOFR for any Interest Period of a Loan, the applicable Term SOFR shall be the Interpolated Screen Rate for a period equal in length to that Interest Period.

(b)	Shortened Interest Period: If paragraph (a) above applies but it is not possible to calculate the Interpolated Screen Rate, the Interest Period of the Loan shall (if it is longer than one month) be shortened to one month and Term SOFR shall be determined pursuant to the definition of Term SOFR and the shortened Interest Period.

(c)	Shortened Interest Period and Historic Screen Rate: If paragraph (b) above applies but no Term SOFR is available for the Interest Period of that Loan (as shortened pursuant to paragraph (b) above), the applicable Screen Rate shall be the Historic Screen Rate for the period equal in length to the Interest Period for that Loan.

(d)	Shortened Interest Period and Interpolated Historic Screen Rate: If paragraph (c) above applies but no Historic Screen Rate is available for the Interest Period of the Loan (as shortened pursuant to paragraph (b) above), the applicable Screen Rate shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan.

(e)	Fixed Central Bank Rate: If paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Screen Rate for the Interest Period of the Loan, the applicable Screen Rate shall be:

(i)	the percentage rate per annum which is the aggregate of:

(A)	the Central Bank Rate for the Quotation Day; and

(B)	the applicable Central Bank Rate Adjustment; or

(ii)	if the Central Bank Rate for the Quotation Day is not available, the percentage rate per annum which is the aggregate of:

(A)	the most recent Central Bank Rate for a day which is no more than five days before the Quotation Day; and

(B)	the applicable Central Bank Rate Adjustment.

(f)	Cost of funds: If paragraph (e) above applies but no Central Bank Rate is available for the Interest Period, there shall be no Term SOFR for that Loan and Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2	Market disruption

If, before close of business in London on the Quotation Day for an Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the relevant Loan exceed 35% of that Loan) that its/their cost of funds relating to its/their participation in that Loan from whatever source it/they may reasonably select would be in excess of Term SOFR then Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period.

10.3	Cost of funds

(a)	If this Clause 10.3 applies to a Loan for an Interest Period, Clause 8.1 (Calculation of interest) shall not apply to that Loan for that Interest Period and the rate of interest on each Lender’s share of the relevant Loan for each day during that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)	the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event within ten Business Days of the first day of that Interest Period (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan during that Interest Period from whatever source it may reasonably select.

(b)	Subject to paragraph (c) below, if this Clause 10.3 applies but any Lender does not notify a rate to the Agent by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.

(c)	If this Clause 10.3 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(d)	Any alternative basis agreed pursuant to paragraph (c) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

10.4	Break Costs

(a)	The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	Fees

11.1	Commitment fee

(a)	The Company shall pay (or procure that there is paid) to each Lender (through the Agent) a fee in respect of the Facility, in each case in the Base Currency and computed at the rate of:

(i)	from (and including) the Commitment Date until (but excluding) two months after the Commitment Date, 0%;

(ii)	from (and including) two months after the Commitment Date until (but excluding) four months after the Commitment Date, 20% of the Margin;

(iii)	from (and including) four months after the Commitment Date until (but excluding) six months after the Commitment Date, 30% of the Margin; and

(iv)	thereafter, 35% of the Margin,

on that Lender’s Available Commitment.

(b)	Accrued commitment fee is payable on the last day of each successive quarterly period which ends during the relevant Availability Period and, if a Lender’s Commitment is cancelled in full, on the cancelled amount of that Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

11.2	Up-front fee

The Company shall pay to the Agent (for the lenders) an up-front fee in the amount and at the time agreed in the relevant Fee Letters.

11.3	Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Extension fees

The Company must pay an extension fee to each Lender within three Business Days of the delivery of any Extension Notice, in each case at the applicable rate set out below and calculated on that Lender’s Commitment in the Facility on the date of the Extension Notice.

First extension fee (%)             Second extension fee (%)

                              0.075                                                    0.10

12.	Tax Gross Up and Indemnities

12.1	Definitions

(a)	In this Agreement:

Dutch Obligor means an Obligor incorporated, established or tax resident in The Netherlands.

Dutch Qualifying Lender means, in relation to a payment by or in respect of a Dutch Obligor under a Finance Document, a Lender which is:

(i)	entitled to interest payable to that Lender in respect of an advance under a Finance Document and is a Lender to whom such payment of interest paid by a Dutch Obligor can be made without a Tax Deduction being imposed under the laws of The Netherlands; or

(ii)	a Dutch Treaty Lender.

Dutch Treaty Lender means, in relation to a payment of interest by or in respect of a Dutch Obligor under a Finance Document, a Lender which:

(i)	is treated as a resident of a Dutch Treaty State for the purposes of the relevant Dutch Treaty;

(ii)	does not carry on a business in The Netherlands through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(iii)	fulfils all other conditions which must be fulfilled in order to benefit from full exemption under the relevant Dutch Treaty and Dutch domestic law from Tax imposed by The Netherlands on interest payable to that Lender in respect of an advance under a Finance Document, including for the avoidance of doubt the completion of any necessary procedural formalities in respect of the implementation regulations of the Dutch Withholding Tax Act 2021 (uitvoeringsvoorschriften bronbelasting).

Dutch Treaty State means a jurisdiction having a double taxation agreement (a Dutch Treaty) in force with The Netherlands which makes provision for full exemption from Tax imposed by The Netherlands on interest.

Irish Qualifying Lender means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a bank carrying on a bona fide banking business in Ireland within the meaning of Section 246(3)(a) TCA; or

(ii)	a company (within the meaning of Section 246 TCA):

(A)	which by virtue of the law of the Relevant Territory is resident for the purposes of Tax in a Relevant Territory (residence for these purposes to be determined in accordance with the laws of the Relevant Territory of which a Lender claims to be resident) where that Relevant Territory imposes a Tax that generally applies to interest receivable in that Relevant Territory or (where that Relevant Territory provides for a remittance basis of taxation) payable into an account located in that Relevant Territory by companies from sources outside that Relevant Territory; or

(B)	where interest payable to it under a Finance Document:

(1)	is exempted from the charge to Irish income tax under a Treaty in force between Ireland and the country in which the Lender is resident for tax purposes; or

(2)	would be exempted from the charge to Irish income tax under a Treaty signed between Ireland and the country in which the Lender is resident for tax purposes if such a Treaty had the force of law by virtue of section 826(1) TCA when the interest was paid;

provided that in the case of both paragraphs (B)(1) and (B)(2) above such interest is not paid to the company in connection with a trade or business which is carried on Ireland by the company through a branch or agency; or

(C)	a US company, provided the US company is incorporated in the US and is taxed in the US on its worldwide income provided that such interest is not paid to the U.S. company in connection with a trade or business which is carried on in Ireland by that company through a branch or agency; or

(D)	a US Limited Liability Company (LLC), provided the ultimate recipients of the interest would, if they were themselves a Lender, be Irish Qualifying Lenders within paragraph (A), (B) or (C) of paragraph (ii) of this definition and the business conducted through the LLC is so structured for non-tax commercial reasons and not for tax avoidance purposes provided such interest is not paid to the LLC or the ultimate recipients of the interest in connection with a trade or business which is carried on in Ireland through a branch or agency; or

(iii)	a company (within the meaning of section 246 TCA):

(A)	which advances money in the ordinary course of a trade which includes the lending of money; and

(B)	in whose hands any interest payable in respect of monies so advanced is taken into account in computing the trading income of the company; and

(C)	which has complied with all of the provisions of Section 246(5)(a) TCA, including making the appropriate notifications thereunder; or

(iv)	a qualifying company (within the meaning of Section 110 TCA);

(v)	an investment undertaking (within the meaning of Section 739B TCA); or

(vi)	an Irish Treaty Lender.

Irish Treaty Lender means a Lender other than a Lender falling within paragraph (ii) of the definition of Irish Qualifying Lender which:

(i)	is treated as a resident of an Irish Treaty State for the purposes of the relevant Treaty;

(ii)	does not carry on a business in Ireland through a permanent establishment (as defined in the relevant Treaty), fixed place of business or a permanent representative with which that Lender’s participation in that Loan is effectively connected; and

(iii)	is subject to the provision of the relevant self-certificate form or where the self-certificate is no longer applicable subject to completion of any other required procedural formalities, entitled to a full exemption from Irish Tax under that Treaty on interest payable to that Lender in respect of an advance under a Finance Document.

Irish Treaty State means a jurisdiction which has a double taxation agreement (a Treaty) with Ireland which makes provision for full exemption from Tax imposed by Ireland on interest.

Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Qualifying Lender means a Dutch Qualifying Lender or an Irish Qualifying Lender.

Relevant Territory means: (a) Member State of the European Communities (other than Ireland); or (b) not being such a Member State, a territory with which Ireland has a Treaty in force by virtue of section 826(1) TCA; or (c) not being a territory referred to in (a) or (b) above, a territory with which Ireland has signed such a Treaty which will come into force once all the ratification procedures set out in section 826(1) TCA have been completed.

Tax Credit means a credit against, relief from, rebate of, or repayment or remission of any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

TCA means the Taxes Consolidation Act of 1997 of Ireland, as amended.

Treaty Lender means a Dutch Treaty Lender or an Irish Treaty Lender.

(b)	Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If an Obligor or a Lender becomes aware that an Obligor is required by law to make a Tax Deduction (or that there is a change in the rate or the basis of any Tax Deduction) it shall as soon as is reasonably practicable notify the Agent of such requirement or change. If the Agent receives such notification from a Lender or an Obligor it shall promptly notify the affected Parties.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required by law to make a Tax Deduction that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or payment shall, if requested by the relevant Finance Party, deliver to the Agent for that Finance Party, an original receipt or certified copy thereof, or, if such original receipt or certified copy thereof is unavailable, evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) any payment which is required to be made in connection with any Tax Deduction has been paid to the relevant taxing authority.

(f)	An Obligor is not required to make any increased payment to a Lender under paragraph (c) above:

(i)	by reason of a Tax Deduction on account of Tax imposed by Ireland if at the time that the relevant payment falls due:

(A)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been an Irish Qualifying Lender, but on that date that Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(B)	that Lender is an Irish Treaty Lender and the Obligor is able to demonstrate that that payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Clause 12.2(g) below; or

(ii)	by reason of a Tax Deduction on account of Tax imposed by The Netherlands if the relevant payment is in the respect of a Loan to a Dutch Obligor and at the time that the payment falls due:

(A)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Dutch Qualifying Lender, but on that date that Lender is not or has ceased to be a Dutch Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Dutch Treaty or any published practice or published concession of any relevant taxing authority; or

(B)	that Lender is a Dutch Treaty Lender and the Dutch Obligor is able to demonstrate that that payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Clause 12.5 (Filings).

(g)	An Irish Treaty Lender shall provide to each Obligor which makes a payment to which that Irish Treaty Lender is entitled a completed self-certificate form in the form prescribed by the Irish Revenue Commissioners or where such self-certificate form is no longer applicable shall co-operate in completing any other necessary procedural formalities to enable any such Obligor to make a payment to that Irish Treaty Lender without a Tax Deduction imposed under the laws of Ireland in accordance with the Treaty entered into between Ireland and that Lender's country of residence.

(h)	Each Lender shall provide to the Agent for each Obligor which makes a payment to which that Lender is entitled (or cause to be provided) all correct, complete and accurate information which is necessary in order to (i) permit such Obligor to comply with any obligations it has under sections 891A TCA, 891E TCA, 891F TCA and 891G TCA and all regulations made pursuant to those sections and (ii) allow such Obligor, on an annual basis, confirm that the Lender is a Qualifying Lender.

12.3	Tax indemnity

(a)	The Company shall, or shall procure that another member of the Group will, within ten Business Days of demand by the Agent, pay to a Protected Party an amount equal to any loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party under the law of the jurisdiction in which:

(A)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for Tax purposes;

(B)	that Finance Party has a permanent establishment to which income under this Agreement is attributed in respect of amounts received or receivable in that jurisdiction;

(C)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction; or

(D)	that is suffered or incurred for or on account of any Tax under the laws of The Netherlands to the extent levied on the basis of article 17a, paragraph c or any replacement of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) in case of any Finance Party having a substantial interest (aanmerkelijk belang) in a Dutch Obligor, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up);

(B)	would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (f) of Clause 12.2 (Tax gross-up) applied;

(C)	is compensated for under Clause 12.7 (Stamp taxes) or Clause 12.8 (VAT);

(D)	relates to a FATCA Deduction required to be made by a Party; or

(E)	is suffered or incurred with respect to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy), but only to the extent that such Bank Levy is no more onerous than:

I.	in respect of a Bank Levy not yet enacted into law, any draft of such proposed Bank Levy as at the date of this Agreement; or

II.	in respect of any other Bank Levy, as set out under existing law as at the date of this Agreement.

(c)	A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Filings

A Treaty Lender and each Obligor which makes a payment to which a Treaty Lender is entitled shall cooperate in completing any procedural formalities necessary for that Obligor to be entitled to make that payment without a Tax Deduction. Such procedural formalities shall include (but not be limited to) the completion of a self-certification form or the timely submission of an application for treaty relief to the relevant authorities, including for the avoidance of doubt in respect of the implementation regulations of the Dutch Withholding Tax Act 2021 (uitvoeringsvoorschriften bronbelasting).

12.6	Lender Status Confirmation

(a)	Each Lender which is a Party to this Agreement confirms that it is:

(i)	with respect to an Irish Obligor, an Irish Qualifying Lender other than an Irish Treaty Lender; and

(ii)	with respect to a Dutch Obligor:

(A)	not a Dutch Qualifying Lender;

(B)	a Dutch Qualifying Lender other than a Dutch Treaty Lender; or

(C)	a Dutch Qualifying Lender solely on account of being a Dutch Treaty Lender.

(b)	Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	with respect to an Irish Obligor:

(A)	not an Irish Qualifying Lender;

(B)	an Irish Qualifying Lender other than an Irish Treaty Lender; or

(C)	an Irish Qualifying Lender solely on account of being an Irish Treaty Lender; and

(ii)	with respect to a Dutch Obligor:

(A)	not a Dutch Qualifying Lender;

(B)	a Dutch Qualifying Lender other than a Dutch Treaty Lender; or

(C)	a Dutch Qualifying Lender solely on account of being a Dutch Treaty Lender.

(c)	If a New Lender or Increase Lender fails to indicate its status in accordance with this Clause 12.6 then such New Lender or Increase Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not an Irish Qualifying Lender or a Dutch Qualifying Lender until such time as it notifies the Agent which category applies. For the avoidance of doubt, a Transfer Certificate, Assignment Agreement or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 12.6.

12.7	Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, except for:

(a)	any such Tax payable in connection with any Assignment Agreement or Transfer Certificate (as the case may be) or other document effecting the assignment, transfer, sub-participation, sub-contract or designation by any Finance Party of any of its rights and/or obligations under any Finance Document other than any such document entered into in accordance with Clause 15 (Mitigation by the Lenders) or Clause 33.4 (Replacement of Lender); or

(b)	to the extent that such stamp duty, registration or other similar Tax becomes payable upon a voluntary registration made by any Finance Party save where the relevant Finance Party determines (acting reasonably) that such registration is required to maintain or enforce the rights of such Finance Party under the Finance Document.

12.8	VAT

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any other Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)	Any reference in this Clause 12.8 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in section 15 of the Value Added Tax Consolidation Act 2010, Article 11 of EC Council Directive 2006/112 (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.9	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If the Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA require it, each Lender shall, within ten Business Days of:

(i)	where the Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where the Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date;

(iii)	where the Borrower is a US Tax Obligor on a date on which an increase in Commitments takes effect pursuant to Clause 2.2 (Increase) and the relevant Lender is an Increase Lender which was not a Lender immediately prior to the relevant increase, the relevant date on which an increase in Commitments takes effect pursuant to Clause 2.2 (Increase); or

(iv)	where the Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)	Each Lender agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Agent pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, document, authorisation or waiver or promptly notify the Agent in writing of its legal inability to do so. The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower. The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above or this paragraph (g) without further verification. The Agent shall not be liable for any action taken by it under or in connection with this paragraph (g).

12.10	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent, and the Agent shall notify the other Finance Parties.

13.	Increased Costs

13.1	Increased costs

(a)	Subject to Clause 13.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation, (ii) compliance with any law or regulation made after the date of this Agreement, (iii) without prejudice to the generality of the foregoing, the implementation or application of or compliance with Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates), or (iv) the implementation or application of or compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof.

(b)	In this Agreement:

Increased Costs means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

Basel III means:

(i)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

CRD IV means:

(i)	(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, in each case as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018; and

(ii)	(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

13.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. For the avoidance of doubt, each Finance Party will not be obliged to divulge any confidential or sensitive information.

13.3	Exceptions

(a)	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(v)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(vi)	attributable to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy), but only to the extent that such Bank Levy is no more onerous for the Finance Parties concerned than:

(A)	in respect of a Bank Levy not yet enacted into law, any draft of such proposed Bank Levy as at the date of this Agreement; or

(B)	in respect of any other Bank Levy, as set out under existing law as at the date of this Agreement.

(b)	In this Clause 13.3, a reference to a Tax Deduction has the same meaning given to the term in Clause 12.1 (Definitions).

14.	Other Indemnities

14.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Merger indemnity

(a)	The Company shall within three Business Days of demand indemnify each Indemnified Person against any cost, expense, loss or liability (including, without limitation, legal fees) incurred by or awarded against that Indemnified Person in each case arising out of or in connection with any action, claim, investigation or proceeding commenced or threatened (including, without limitation, any action, claim, investigation or proceeding to preserve or enforce rights) in relation to:

(i)	the Transactions;

(ii)	the use of the proceeds of the Facility; and/or

(iii)	any Finance Document.

(b)	The Company will not be liable under paragraph (a) above for any cost, expense, loss or liability (including without limitation legal fees) incurred by or awarded against an Indemnified Person if that cost, expense, loss or liability results directly from any breach by that Indemnified Person of any Finance Document which is in each case finally judicially determined to have resulted directly from the gross negligence or wilful misconduct of that Indemnified Person.

(c)	In this Clause 14.2, Indemnified Person means each Finance Party and any of their respective Affiliates and each of their (or their respective Affiliates') respective directors, officers, employees and agents.

(d)	No Finance Party shall have any duty or obligation, whether as fiduciary for any Indemnified Person or otherwise, to recover any payment made or required to be made under this Clause 14.2.

(e)	The Company agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any member of the Group for or in connection with anything referred to in paragraph (a) above except for any such cost, expense, loss or liability incurred by the Company that results directly from any breach by that Indemnified Person of any Finance Document which is in each case finally judicially determined to have resulted directly from the gross negligence or wilful misconduct of that Indemnified Person.

(f)	Notwithstanding paragraph (e) above, no Indemnified Person shall be responsible or have any liability to the Parent, the Company or any of their affiliates or anyone else for consequential losses or damages.

(g)	The Contracts (Rights of Third Parties) Act 1999 shall apply to this Clause 14.2 but subject to Clause 1.5 (Third Party Rights) and the provisions of the Third Parties Act.

14.3	Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 26 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in a Loan requested in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.4	Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

15.	Mitigation by the Lenders

15.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Mandatory prepayment – illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	Costs and Expenses

16.1	Transaction expenses

The Company shall promptly on demand pay the Agent and the Arrangers (up to the amount agreed between the Company and the Arrangers prior to the date of this Agreement, and after the date of this Agreement up to any amounts agreed between the Company and the Agent from time to time) all costs and expenses (including, amongst others, legal or applicable notarial fees) reasonably and properly incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 27.10 (Change of currency),

the Company shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including, amongst others, legal or notarial, if applicable, fees) reasonably and properly incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement costs

The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including, amongst others, legal or notarial, if applicable, fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

16.4	Transfer costs and expenses

Notwithstanding any other term of the Finance Documents but without prejudice to paragraph (a) of Clause 15.2 (Limitation of liability), if a Finance Party assigns, transfers, sub-participates or designates any of its rights, benefits or obligations under the Finance Documents (other than in accordance with Clause 15 (Mitigation by the Lenders) or Clause 33.4 (Replacement of Lender)) no member of the Group shall be required to pay any fees, costs, expenses or other amounts relating to or arising in connection with that assignment, transfer, sub-participation or designation (including, without limitation, any Taxes).

17.	Guarantee and Indemnity

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by the Borrower of all the Borrower’s obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents (including, for the avoidance of doubt, any sums payable in connection with any Utilisation of the Commitments as increased pursuant to Clause 2.2 (Increase), regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 17.

17.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for or for and on behalf of the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 27 (Payment Mechanics).

17.8	Release of Guarantors’ right of contribution

If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

17.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

17.10	Guarantee limitations: General

(a)	Without limiting any specific exemptions set out below, no Guarantor’s obligations and liabilities under this Clause 17 or under any other guarantee or indemnity provision in a Finance Document will extend to include any obligation or liability that it would constitute unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under laws applicable to any relevant Guarantor.

(b)	The obligations and liabilities of any Additional Guarantor are subject to any limitations set out in the Accession Letter applicable to that Additional Guarantor (as such limitations may be agreed with the Agent or otherwise in accordance with the terms of the Guarantee Principles).

17.11	Guarantee limitations: Ireland

Notwithstanding anything to the contrary in this Agreement or any other Finance Document, the obligations and liabilities under this Clause 17 or under any other guarantee or indemnity provision in a Finance Document does not apply to any liability to the extent that it would result in or constitute unlawful financial assistance within the meaning of section 82 of the Companies Act 2014 of Ireland or a breach of section 239 of the Companies Act 2014 of Ireland.

17.12	Guarantee limitations: United States of America

(a)	Notwithstanding any term or provision of this Clause 17.12 or any other term in this Agreement or any Finance Document, each Finance Party agrees that each US Guarantor’s liability under this Clause, without the requirement of amendment or any other formality, be limited to a maximum aggregate amount equal to the largest amount that would not render its liability under this Clause subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code or any applicable provision of comparable state law, in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to a Borrower to the extent such Financial Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement providing for an equitable allocation among such Guarantor and the Borrowers and other Guarantors of obligations arising under this Agreement or other guarantees of such obligations by such parties.

(b)	Notwithstanding any term or provision of this Clause 17.12 or any other term in this Agreement or any Finance Document, each party agrees that, in the event any payment or distribution is made on any date by a Guarantor under this Clause 17 (Guarantee and indemnity), each such US Guarantor shall be entitled to be indemnified from each other Guarantor, to the greatest extent permitted under applicable law and subject to the other limitation of this clause 17.12 in an amount equal to such payment or distribution, in each case multiplied by a fraction of which the numerator shall be the net worth of the contributing Guarantor and the denominator shall be the aggregate net worth of all the Guarantors.

(c)	Each US Guarantor acknowledges that:

(i)	it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents;

(ii)	those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any fraudulent transfer law; and

(iii)	each relevant Finance Party has acted in good faith in connection with the guarantee given by that US Guarantor and the transactions contemplated by the relevant Finance Documents.

(d)	Each US Guarantor represents and warrants to each Finance Party that:

(i)	the aggregate amount of its debts (including its obligations under the Finance Documents) is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

(ii)	its capital is not unreasonably small to carry on its business as it is being conducted;

(iii)	it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and

(iv)	it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

For purposes of the foregoing, the amount of contingent liabilities have been computed as the amount that, in light of all the facts and circumstances existing on the date this representation and warranty is made, can reasonably be expected to become an actual or matured liability.

(e)	Each representation and warranty in this Subclause:

(i)	is made by each US Guarantor on the date of this Agreement;

(ii)	is deemed to be repeated by:

(A)	each Additional Guarantor on the date that Additional Guarantor becomes a US Guarantor; and

(B)	each US Guarantor on the date of each Utilisation Request; and

is, when repeated, applied to the circumstances existing at the time of repetition.

(f)	The obligations being guaranteed by the Guarantors in connection with this Agreement (by express guarantee, grant of security or otherwise) shall not extend to any Excluded Swap Obligations.

17.13	Qualified ECP Guarantors

(a)	Each Qualified ECP Guarantor jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honour all of its obligations under the guarantee provided under this Clause 17 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Clause 17.13 (Qualified ECP Guarantors) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Clause 17.13 (Qualified ECP Guarantors), or otherwise under the guarantee provided under this Clause 17 (Guarantee and Indemnity), voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, or otherwise, and not for any greater amount).

(b)	The obligations of each Qualified ECP Guarantor under this Clause 17.13 (Qualified ECP Guarantors) shall remain in full force and effect until the obligations under the relevant Finance Documents are discharged in full.

(c)	Each Qualified ECP Guarantor intends that this Clause 17.13 (Qualified ECP Guarantors) constitutes, and this Clause 17.13 (Qualified ECP Guarantors) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(d)	In this Clause 17.13 (Qualified ECP Guarantors), Qualified ECP Guarantor means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

18.	Representations

Each Obligor makes the representations and warranties set out in this Clause 18 (other than the representations and warranties set out in Clause 18.10 (Financial statements) which are made by the Parent only) to each Finance Party on the date of this Agreement.

18.1	Status

(a)	Subject to paragraph (b) below, each Obligor is a limited liability corporation, a limited partnership, a public limited company or a private company limited by shares, as the case may be and, in each case, is duly incorporated or formed and validly existing under the law of its jurisdiction of incorporation.

(b)	The Company, Smurfit Kappa Acquisitions, Smurfit Kappa Treasury and any other Obligor notified in writing by the Company to the Agent is a corporation or company with unlimited liability duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(c)	It and each of its Subsidiaries which is a Material Company has the power to own its assets and carry on its business as it is being conducted.

18.2	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it, in each Finance Document and each Transaction Document to which it is a party, are legal, valid, binding and enforceable obligations.

18.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and Transaction Documents do not and will not conflict with:

(a)	any law or regulation applicable to it, to the extent they are likely to have a Material Adverse Effect;

(b)	its constitutional documents or the constitutional documents of any of its Subsidiaries which are Material Companies, in each case, in any material respect; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries which are Material Companies or any of its assets or any of the assets of any its Subsidiaries which is a Material Company, in each case to an extent or in a manner which would have a Material Adverse Effect.

18.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and Transaction Documents to which it is a party and the transactions contemplated by those Finance Documents and Transaction Documents.

18.5	Validity and admissibility in evidence

All Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents and Transaction Documents to which it is a party; and

(b)	by it to make the Finance Documents and Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

18.6	Governing law and enforcement

Subject to the Legal Reservations:

(a)	the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and

(b)	any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

18.7	Deduction of Tax

The Borrower is not required to make any Tax Deduction from any payment it may make under any Finance Document to a Lender which is an Irish Qualifying Lender.

18.8	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except any filing, recording or enrolling or any tax or fee payable in relation to the Finance Documents which is referred to in any Legal Opinion and which will be made or paid promptly after the date of the relevant Finance Documents (to the extent required).

18.9	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries which are Material Companies or to which its assets or the assets of any of its Subsidiaries which are Material Companies are subject, in each case, which might have a Material Adverse Effect.

18.10	Financial statements

(a)	The Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied unless referred to in the Original Financial Statements (or notes thereto) or otherwise expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(b)	The Original Financial Statements fairly represent the consolidated financial condition and operations of Smurfit Kappa during the relevant financial year unless referred to in the Original Financial Statements (or notes thereto) or otherwise expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(c)	Its most recent Financial Statements delivered pursuant to Clause 19.1 (Financial statements):

(i)	have been prepared in accordance with the Accounting Principles; and

(ii)	fairly represent the consolidated financial condition and operations of the Parent during the relevant financial year to which they relate unless referred to in the relevant Financial Statements (or the notes thereto).

18.11	Environment

It and each Material Company has obtained all requisite Environmental Approvals required for the carrying on of its business as currently conducted and is in compliance with:

(a)	the terms and conditions of such Environmental Approvals; and

(b)	all other applicable Environmental Laws,

where, in each case, if not obtained or complied with the failure or its consequences would have a Material Adverse Effect.

18.12	Anti-corruption

It and each Material Company, as far as it is aware (having made reasonable inquiry):

(a)	has conducted its businesses and is in compliance with applicable anti-corruption laws;

(b)	has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with such laws applicable to it in the jurisdictions in which it operates;

(c)	has not made, offered to make, promised to make or authorised any Prohibited Payment; and

(d)	has not been subject to any investigation by any governmental entity with regard to any actual or alleged Prohibited Payment.

18.13	Sanctions

(a)	Neither it nor any Material Company:

(i)	is a Restricted Party; or

(ii)	has received written notice of or is or has been the subject of any claim, action, suit, proceeding or investigation with respect to Sanctions.

(b)	The representations and warranties made under paragraph (a) above are made by any Obligor only if and to the extent that the making of such representations and warranties does not result in a violation of, or conflict with, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes) or any similar applicable anti-boycott law or regulation.

(c)	For a Finance Party that notifies the Agent that it is to be regarded as a “Non-Eligible Finance Party” for this purpose (each a Non-Eligible Finance Party), this Clause 18.13 shall only apply for the benefit of that Non-Eligible Finance Party to the extent that such application does not result in (i) any violation of, or conflict with, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes), (ii) any violation of the Blocking Regulation, or (iii) any violation of, or conflict with any similar applicable anti-boycott law or regulation.

(d)	In connection with any amendment, waiver, determination or direction relating to any part of this Clause 18.13 of which a Non-Eligible Finance Party does not have the benefit, the Commitments of that Non-Eligible Finance Party will be excluded for the purpose of determining whether the consent of the Majority Lenders or all the Lenders has been obtained or whether the determination of the Majority Lenders or all the Lenders has been made.

18.14	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.15	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, are reasonably likely to be adversely determined, and which if so adversely determined would reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened in writing against it.

18.16	Transaction Documents

The Transaction Documents contain all the material terms of the Merger.

18.17	Closing the Transactions

(a)	Closing the Transactions and utilising the Facility in full for this purpose will not cause any breach or default under any bank debt or public debt owing by any member of the Smurfit Kappa Group or any member of the WestRock Group in an aggregate of €100,000,000 (or its equivalent in any other currency or currencies) or more.

(b)	In this Clause:

bank debt means any debt owing under a bilateral or syndicated loan agreement to banks or other financial institutions; and

public debt means any bonds, debentures, notes or other listed or publicly issued securities.

18.18	United States laws

It is not:

(a)	required to be registered as an Investment Company under the United States Investment Company Act of 1940; or

(b)	subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

18.19	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)	other than in the case of the Repeating Representation made pursuant to paragraph (c) of Clause 18.10 (Financial statements), the date of each Utilisation Request and the first day of each Interest Period;

(b)	in the case of the Repeating Representation made pursuant to paragraph (c) of Clause 18.10 (Financial statements), on the date of delivery of, and by reference to, the relevant set of financial statements delivered pursuant to Clause 19.1 (Financial statements); and

(c)	in the case of an Additional Guarantor, the day on which the company becomes an Additional Guarantor.

19.	Information Undertakings

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Financial statements

The Parent (or the Company on behalf of the Parent) shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 120 days after the end of each of its financial years, the audited consolidated financial statements for that financial year (the Annual Financial Statements),

(i)	in respect of any period ending prior to the Closing Date, of Smurfit Kappa; or

(ii)	in respect of any period ending on or after the Closing Date, of ListCo.

(b)	as soon as the same become available, but in any event within 90 days after the end of the first half of each of its financial years, the unaudited consolidated financial statements for that financial half year (the Semi-Annual Financial Statements),

(i)	in respect of any period ending prior to the Closing Date, of Smurfit Kappa; or

(ii)	in respect of any period ending on or after the Closing Date, of ListCo.

19.2	Compliance Certificate

(a)	The Parent (or the Company on behalf of the Parent) shall supply to the Agent, with each set of financial statements delivered pursuant to paragraphs (a) or (b) of Clause 19.1 (Financial statements), a Compliance Certificate setting out which members of the Group that are not Obligors are Material Companies.

(b)	Each Compliance Certificate must be signed by a Certifying Officer.

19.3	Requirements as to financial statements

(a)	Each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) shall be certified by a Certifying Officer as fairly representing the Parent’s financial condition as at the date as at which those financial statements were drawn up.

(b)	Subject to any change to the Accounting Principles in accordance with this Clause, the Parent must ensure that:

(i)	the Annual Financial Statements are prepared in accordance with the Accounting Principles; and

(ii)	the Semi-Annual Financial Statements are prepared in accordance with or on a basis consistent in all material respects (subject to year-end adjustments) with the Accounting Principles.

(c)	The Parent (or the Company on behalf of the Parent) must notify the Agent of any material change in the accounting principles used in any Financial Statements.

(d)	If requested by the Agent, the Parent (or the Company on behalf of the Parent) must supply to the Agent:

(i)	a full description of any change notified under paragraph (c) above; and

(ii)	a reconciliation statement (the Reconciliation Statement) showing sufficient information, in such detail and format as may be reasonably required by the Agent, to enable the Lenders to make a proper comparison between the financial position shown by the set of Financial Statements prepared on the changed basis and the most recent Annual Financial Statements delivered to the Agent under this Agreement and prepared according to the Accounting Principles.

(e)	If requested by the Parent (or the Company on behalf of the Parent), following any change referred to in paragraph (c) above, the Agent must enter into discussions for a period of not more than 30 days with a view to using reasonable endeavours to agree any amendments required to be made to any provisions which the Parties consider appropriate to ensure that the change does not result in a material alteration to the commercial effect of the terms of this Agreement. Any agreement between the Parent and the Agent, with the prior consent of the Majority Lenders, will be binding on all the Parties and from the time of such agreement:

(i)	the Accounting Principles shall mean the accounting principles notified by the Parent or Company under paragraph (c) above (or such other principles as the Parent and the Agent may agree); and

(ii)	no Reconciliation Statements will need to be delivered in respect of the relevant changes.

(f)	If no agreement is reached under paragraph (e) above on the required amendments to this Agreement, the Parent (or the Company on behalf of the Parent) may, at the expiry of the 30 day period mentioned in paragraph (e) or earlier if the Agent acknowledges that no agreement will be reached within such period, appoint its auditors or an independent firm of accountants (in each case acting as experts and not arbitrators) to determine any amendment required to be made to any provisions which those auditors or accountants consider appropriate to ensure that the change does not result in a material alteration to the commercial effect of the terms of this Agreement. The cost and expense of those auditors or accountants shall be for the account of the Parent. Those amendments shall take effect when so determined by those auditors or, as the case may be, accountants and from the time of such determination:

(i)	the Accounting Principles shall mean the accounting principles notified by the Parent or Company under paragraph (c) above (or such other principles as the auditors or accountants may determine); and

(ii)	no Reconciliation Statements will need to be delivered in respect of the relevant changes.

19.4	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all documents dispatched by the Parent to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current or pending against any Material Company and which would, if adversely determined, have a Material Adverse Effect;

(c)	at the same time as, or as soon as reasonably practicable after, such information is provided to the relevant bondholders: copies of periodic reporting delivered to the holders of any public debt securities of any member of the Group;

(d)	promptly upon request, and upon the occurrence of any material developments, an update on (i) the Merger; (ii) the Scheme; (iii) to the extent such information is within the knowledge of the Company or any other member of the Group, the WestRock Shareholder Approval; and

(e)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

19.5	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly on request by the Agent (such request not to be made more than once in any Financial Year unless the Agent has reasonable grounds for believing that a Default is continuing), the Company must supply to the Agent a certificate, signed by one of its authorised signatories on its behalf, certifying that no Default is continuing or, if a Default is continuing, specifying the Default and the steps, if any, being or proposed to be taken to remedy it.

19.6	Use of websites

(a)	The Company may satisfy its obligation under this Agreement to deliver any information by posting this information onto an electronic website designated by the Company and the Agent (the Designated Website) if:

(i)	the Agent expressly agrees that it will accept communication of the information by this method;

(ii)	both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Agent.

Each Lender agrees that www.smurfitkappa.com shall be a Designated Website for the purposes of this Agreement, without prejudice to any other website so designated pursuant to this Clause 19.6.

(b)	The Agent shall supply each Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form or via email unless and until the Agent, the Company and each Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

19.7	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor (or a Holding Company of an Obligor) after the date of this Agreement;

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer; or

(iv)	any increase in Commitment pursuant to Clause 2.2 (Increase),

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)	The Company shall, by not less than ten Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 23 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

20.	General Undertakings

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Authorisations

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect, any authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and Transaction Documents and to ensure (subject to Legal Reservations) the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document and Transaction Document.

20.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it is subject, if failure so to comply would have a Material Adverse Effect.

20.3	Negative pledge

In this Clause 20.3, Quasi-Security means an arrangement or transaction described in paragraph (b) below.

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose (including pursuant to a plan of division) of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(i)	any Security or Quasi-Security existing on the Closing Date (and/or any replacement or renewals thereof (including in respect of any refinancing of the obligations secured by such existing Security or Quasi-Security) provided that any limit on the amount secured is not subsequently increased other than as a result of the capitalisation of interest);

(ii)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (and if customary in the relevant jurisdiction, any other Security or Quasi-Security over cash balances granted in favour of an account bank in accordance with its general terms and conditions);

(iii)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(A)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(iv)	any lien arising by operation of law or by agreement to substantially the same effect and in the course of trading and not as a result of any default or omission by any member of the Group;

(v)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(A)	the principal amount secured has not been incurred or increased in contemplation of or since the acquisition of that asset by a member of the Group (other than as a result of the capitalisation of interest);

(B)	the maturity date of the principal amount secured has not been extended in contemplation of or since the acquisition (other than by way of replacing or refinancing that principal amount); and

(C)	the Security or Quasi-Security is either removed or discharged within six Months of the date of acquisition of such asset or is otherwise not prohibited by this Agreement;

(vi)	any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

(A)	the principal amount secured has not been incurred or increased in contemplation of or since the acquisition of that company (other than as a result of the capitalisation of interest);

(B)	the maturity date of the principal amount secured has not been extended in contemplation of or since the acquisition (other than by way of replacing or refinancing that principal amount); and

(C)	the Security or Quasi-Security is either removed or discharged within six Months of that company becoming a member of the Group or is otherwise not prohibited by this Agreement;

(vii)	any Security or Quasi-Security entered into pursuant to any Finance Document;

(viii)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and not arising as a result of any default or omission by any member of the Group;

(ix)	any Security or Quasi-Security over goods and documents of title thereto arising under documentary credit transactions entered into in the ordinary course of trade and on terms customary in that trade;

(x)	any Security or Quasi-Security under finance leases, hire purchase agreements, conditional sale agreements or other agreements for the acquisition of assets on deferred payment terms to the extent such Security or Quasi-Security relates only to the asset leased or acquired and provided that the Financial Indebtedness secured thereby is not prohibited under the terms of this Agreement;

(xi)	any Security or Quasi-Security created with the prior written consent of the Agent (acting on the instructions of the Majority Lenders);

(xii)	any Security or Quasi-Security granted pursuant to or in connection with a Permitted Receivables Securitisation;

(xiii)	rights over cash deposits granted in favour of a landlord for the purposes of securing performance of rent and service charge obligations under licences, subleases or leases of real property not prohibited by this Agreement in respect of the Group;

(xiv)	statutory liens imposed by the taxing authorities of any applicable jurisdiction in respect of any taxes, assessments or levies which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to such contested taxes are maintained on the books of the appropriate members of the Group in conformity with the accounting principles;

(xv)	any Security or Quasi-Security, arising by operation of law as a result of the existence of a fiscal unity (fiscale eenheid) for Dutch corporate income tax and/or VAT purposes between members of the Group or any analogous arrangement in any other jurisdiction, in each case, of which any Obligor is or has been a member;

(xvi)	cash cover relating to a letters of credit or other documentary credits entered into in the ordinary course of trading;

(xvii)	any Security or Quasi-Security arising from or in connection with a disposal not prohibited under Clause 20.4 (Disposals);

(xviii)	any Security or Quasi-Security granted in the ordinary course of business pursuant to or in connection with:

(A)	workmen’s compensation, unemployment insurance, social security laws or analogous local or federal United States laws or regulations;

(B)	performance of surety bonds and other obligations of a like nature;

(C)	zoning restrictions, easements, and similar restrictions on use of real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Obligors or any other members of the Group;

(D)	interests of a licensor or lessor under any lease or license not otherwise prohibited by this Agreement; or

(E)	precautionary Uniform Commercial Code financing statements regarding operating leases not otherwise prohibited by this Agreement; and

(xix)	any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (ii) to (xviii) above) does not exceed €300,000,000 prior to the Closing Date or €1,200,000,000 on and from the Closing Date (or in each case its equivalent in another currency or currencies) or, if higher, 3% of Consolidated Total Assets.

20.4	Disposals

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose (including pursuant to a plan of division) of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	of trading stock or cash made in the ordinary course of the trading activities of the disposing entity;

(ii)	of assets on arm’s length terms in exchange for other assets other than cash comparable or superior as to type, value, quality and title or otherwise used in the business of the Group;

(iii)	of surplus, obsolete or redundant vehicles, plant and equipment, on arm’s length terms;

(iv)	of assets to one or more members of the Group;

(v)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(vi)	being the leasing or sub-leasing of vacant property on arm’s length terms;

(vii)	effected with the prior written consent of the Agent (acting on the instructions of Majority Lenders);

(viii)	by the licence of intellectual property rights;

(ix)	of cash where such disposal does not breach the other terms of the Finance Documents;

(x)	of receivables where such disposal is the factoring or discounting of bills, notes or other trade receivables in the ordinary course of business where the resulting Financial Indebtedness is not prohibited by Clause 20.5 (Financial Indebtedness);

(xi)	consisting of set-off or netting arrangements under hedging transactions;

(xii)	to another member of the Group as part of a Permitted Reorganisation;

(xiii)	that are Required Regulatory Disposals;

(xiv)	pursuant to or in connection with a Permitted Receivables Securitisation; or

(xv)	where the consideration received (when aggregated with the consideration received for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) to (xiv) above) does not in any Financial Year, exceed €500,000,000 prior to the Closing Date or €2,000,000,000 on and from the Closing Date (or in each case its equivalent in another currency or currencies) or, if higher, 5% of Consolidated Total Assets; provided that, if any disposal is made in compliance with the requirements of this paragraph (xv) at the time of that disposal, no subsequent Event of Default shall occur in respect of that disposal by reason solely of a decrease in Consolidated Total Assets at a later date resulting in the applicable percentage limit being breached.

20.5	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, the Company shall ensure that no member of the Group, other than a person which is a Guarantor or which is a WestRock Guarantor, will incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	incurred under the Finance Documents;

(ii)	of a person listed in Part 2 (Guarantors before the Closing Date) of Schedule 1 (The Parties);

(iii)	any Financial Indebtedness (as amended, restated, replaced or refinanced from time to time) of any person (the acquired person) acquired by a member of the Group after the Closing Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased (other than as a result of the capitalisation of interest) or its maturity date extended in contemplation of, or since, that acquisition (other than by way of a replacement or a refinancing) provided that:

(A)	no member of the Group (excluding the acquired person and its Subsidiaries as at the date of acquisition) shall guarantee, indemnify or otherwise become liable for such Financial Indebtedness, provide cash cover in respect of or grant any Security or Quasi-Security as security for such Financial Indebtedness unless otherwise permitted by this Agreement; and

(B)	the Financial Indebtedness either is repaid within six Months of the acquisition of the acquired person by a member of the Group or is not otherwise prohibited by the terms of this Agreement;

(iv)	any Financial Indebtedness arising under any hedging transaction entered into by a member of the Group for the purpose of:

(A)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes;

(v)	any Financial Indebtedness arising as a result of or in connection with:

(A)	any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of share capital (or any class of share capital);

(B)	the repayment or distribution of any dividend or share premium reserve; or

(C)	the redemption, repurchase, defeasance, retirement or repayment any of share capital;

(vi)	any Financial Indebtedness arising under a Permitted Guarantee;

(vii)	any Financial Indebtedness arising by operation of law as a result of the existence of a fiscal unity (fiscale eenheid) for Dutch corporate income tax and VAT purposes between members of the Group, the existence of a VAT group under section 15 of the Value-Added Tax Consolidation Act 2010 of Ireland or the existence of an analogous arrangement in any other jurisdiction, in each case, of which any Obligor is or has been a member;

(viii)	any Financial Indebtedness to the extent covered by a letter of credit or guarantee for which an Obligor is liable;

(ix)	any Financial Indebtedness consisting of letters of credit and bank guarantees to support rental obligations, performance bonds or similar obligations;

(x)	any Financial Indebtedness incurred or outstanding pursuant to or in connection with a Permitted Receivables Securitisation;

(xi)	incurred under finance leases or capital leases (including any lease, concession, licence of property, operating lease or other arrangement (or guarantee thereof) which will be considered to be a finance lease or capital lease after implementation of IFRS 16 (Leases)); and

(xii)	not permitted by the preceding paragraphs and the outstanding principal amount of which (when aggregated with the principal amount of any other indebtedness of any member of the Group which is not a Guarantor other than any indebtedness permitted under paragraphs (i) to (xi) above) does not exceed €500,000,000 prior to the Closing Date or €2,000,000,000 on and from the Closing Date (or in each case its equivalent in another currency or currencies) or, if higher, 5% of Consolidated Total Assets in aggregate at any time.

20.6	Merger

No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction (including pursuant to a plan of division)other than a Permitted Reorganisation or the Transactions.

20.7	Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Group (taken as a whole) from that carried on at the date of this Agreement.

20.8	Pari passu

Each Obligor must ensure that its payment obligations under the Finance Documents will at all times rank at least pari passu with all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.9	Sanctions

(a)	No Obligor shall, and shall not knowingly permit or authorise any other person to:

(i)	directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any utilisation under this Agreement:

(A)	to fund any trade, business or other activities for the benefit of or for any Restricted Party; or

(B)	in any other manner that would reasonably be expected to result in any Obligor or any Lender being in breach of any Sanctions or becoming a Restricted Party; or

(ii)	fund all or part of any payment in connection with a Finance Document out of proceeds derived from business or transactions with a Restricted Party.

(b)	Paragraph (a) above applies to any Obligor only if and to the extent that making of or compliance with such undertakings does not result in a violation of, or conflict with, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes) or any similar applicable anti-boycott law or regulation.

(c)	For a Finance Party that notifies the Agent that it is to be regarded as a “Non-Eligible Finance Party” for this purpose (each a Non-Eligible Finance Party), this Clause 20.9 shall only apply for the benefit of that Non-Eligible Finance Party to the extent that such application does not result in (i) any violation of, or conflict with, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes), (ii) any violation of the Blocking Regulation, or (iii) any violation of, or conflict with, similar applicable anti-boycott law or regulation.

(d)	In connection with any amendment, waiver, determination or direction relating to any part of this Clause 20.9 of which a Non-Eligible Finance Party does not have the benefit, the Commitments of that Non-Eligible Finance Party will be excluded for the purpose of determining whether the consent of the Majority Lenders or all the Lenders has been obtained or whether the determination of the Majority Lenders or all the Lenders has been made.

20.10	Transaction Documents

(a)	Smurfit Kappa shall not (and the Parent shall procure that no member of the Group will) agree to any variation or amendment in respect of any Transaction Document in a manner that is not permitted by paragraphs (i) and (ii) of Clause 4.1(b) (Initial conditions precedent)).

(b)	Smurfit Kappa shall (and the Parent will procure that each other relevant member of the Group will) take all reasonable and practical steps to preserve and enforce its material rights and to pursue any material claims and remedies arising under any Transaction Documents.

20.11	Margin Stock and United States Securities Exchange Act

(a)	No Obligor may:

(i)	extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or

(ii)	use any Loan, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations.

(b)	No Obligor may use any part of any Loan to acquire any security in a transaction that is subject to the reporting requirements of section 13 or 14 of the United States Securities Exchange Act of 1934.

20.12	ERISA

(a)	Each Obligor and its ERISA Affiliates administers its Plans, in compliance in all respects with all laws and regulations applicable to each of its Plans except as would not have a Material Adverse Effect.

(b)	Each of the Obligors and its ERISA Affiliates must ensure that no event or condition exists at any time in relation to a Plan which is reasonably likely to result in the imposition of a lien or other encumbrance on any of its assets which is reasonably likely to have a Material Adverse Effect.

(c)	None of the following events have occurred with respect to any of the Obligors or their ERISA Affiliates, and each Obligor must promptly notify the Agent upon becoming aware of any of the following events:

(i)	any Reportable Event;

(ii)	the termination of or withdrawal from, the filing of a notice of intent to terminate, the institution by the PBGC of proceeding to terminate, or the appointment of a trustee to administer, any Plan subject to Title IV of ERISA; and

(iii)	the engagement in any non-exempt prohibited transaction within the meaning of section 4975 of the IRS Code or section 406 of ERISA except as would not otherwise have a Material Adverse Effect;

(iv)	the incurrence of any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and

(v)	a determination or receipt by the Obligor of notification that a Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the IRS Code), or “endangered” or “critical status” within the meaning of Section 305 of ERISA.

20.13	Additional Guarantors

(a)	The Parent shall ensure that:

(i)	each person listed in Part 2 (Guarantors before the Closing Date) of Schedule 1 (The Parties) becomes an Additional Guarantor no later than the following date in relation to each such person;

(A)	three Business Days before the Closing Date, if the Agent gives the notice referred to in paragraph (c) of Clause 23.2 (Additional Guarantors) immediately upon an Accession Letter being delivered in relation to that person becoming an Additional Guarantor; or

(B)	otherwise, the Business Day after the Closing Date; and

(ii)	ListCo becomes an Additional Guarantor no later than one Business Day after the Closing Date.

(b)	The Parent shall ensure that on or before any member of the Group (other than one required to become an Additional Guarantor under paragraph (a)(i) above) becomes a Guarantor under and as defined in the Existing RCF, or otherwise gives any guarantee, security or assurance against financial loss in respect of the Existing RCF, it becomes an Additional Guarantor.

(c)	The Parent shall ensure that, on or before the date which is the earlier of:

(i)	the first date on which a WestRock Guarantor gives any guarantee, security or assurance against financial loss of any public debt or bank debt of any member of the Smurfit Kappa Group; and

(ii)	the first date on which any member of the Smurfit Kappa Group gives any guarantee, security or any assurance against financial loss of any public debt or bank debt of any member of the WestRock Group, but in any event is no earlier than one Business Day after the Closing Date, each WestRock Guarantor shall become an Additional Guarantor.

(d)	For the purposes of paragraph (c) above, bank debt and public debt have the meanings given in Clause 18.17 (Closing the Transactions).

21.	Events of Default

Each of the events or circumstances set out in this Clause 21 is an Event of Default (save for Clause 21.13 (Acceleration), Clause 21.14 (Clean-Up Period) and Clause 21.15 (Permitted Receivables Securitisations).

21.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three Business Days of its due date; or

(b)	its failure to pay is in respect of fees and expenses (but not principal or interest due under the Finance Documents) and such payment is made within three Business Days of its due date.

21.2	Other obligations

(a)	Any requirement of Clause 20.3 (Negative pledge), Clause 20.4 (Disposals), Clause 20.6 (Merger) or Clause 20.8 (Pari passu) is not satisfied.

(b)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment), paragraph (a) above and any other provision of a Finance Document requiring the delivery of information to any of the Finance Parties where such information is available on a Designated Website).

(c)	No Event of Default under paragraph (b) above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (i) the Agent giving notice to the Company and (ii) the Company becoming aware of the failure to comply.

21.3	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within 20 Business Days of the earlier of (a) the Agent giving notice to the Company and (b) the Company becoming aware of the misrepresentation.

21.4	Cross default

(a)	Any Financial Indebtedness of any Material Company is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Material Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Material Company is cancelled or suspended by a creditor of any Material Company as a result of an event of default (however described).

(d)	Any creditor of any Material Company becomes entitled to declare any Financial Indebtedness of any Material Company due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 21.4 if:

(i)	the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than €100,000,000 (or its equivalent in any other currency or currencies); or

(ii)	the Financial Indebtedness was incurred and/or is outstanding pursuant to or in connection with a Permitted Receivables Securitisation.

21.5	Insolvency

(a)	A Material Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any of the Finance Parties in their capacities as such) with a view to rescheduling any of its indebtedness.

(b)	A Material Company is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent.

(c)	A moratorium is declared in respect of any indebtedness of any Material Company.

21.6	Insolvency proceedings

(a)	Subject to paragraph (b) below, any corporate action, legal proceedings or other formal or legal procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, examinership or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Company;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Material Company;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, examiner, process advisor, compulsory manager or other similar officer in respect of any Material Company or any of its assets with an aggregate value in excess of €25,000,000; or

(iv)	enforcement of any Security over any assets of any Material Company with an aggregate value in excess of €50,000,000.

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to:

(i)	any winding-up petition which is contested in good faith as being frivolous or vexatious and is discharged, stayed or dismissed within 20 Business Days of commencement;

(ii)	any step or procedure contemplated by a Permitted Reorganisation; or

(iii)	any voluntary or involuntary proceedings in respect of any Obligor under US Bankruptcy Laws to the extent governed by Clause 21.12 (United States Bankruptcy Laws).

21.7	Creditors’ process

(a)	Subject to paragraph (b) below, any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor having an aggregate value in excess of €25,000,000 (or its equivalent in any other currency or currencies) and is not discharged within 20 Business Days.

(b)	A Dutch executory attachment (executoriaal beslag) affects any asset of an Obligor, having an aggregate value of €25,000,000 (or its equivalent in any other currency or currencies).

21.8	Ownership of the Obligors

An Obligor (other than the Parent) is not or ceases to be a member of the Group (other than pursuant to a Permitted Reorganisation or as a result of a disposal which is not prohibited under the terms of this Agreement).

21.9	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents to an extent which would be materially prejudicial to the Finance Parties.

21.10	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

21.11	Material adverse change

Any event or series of events (whether related or not) occurs which has a Material Adverse Effect.

21.12	United States Bankruptcy Laws

(a)	Any of the following occurs in respect of any Obligor in each case under US Bankruptcy Law:

(i)	it makes a general assignment for the benefit of creditors;

(ii)	it commences a voluntary case or proceeding under any US Bankruptcy Law; or

(iii)	an involuntary case under any US Bankruptcy Law is commenced against it and is not dismissed or stayed within 60 days after commencement of the case; or

(iv)	an order for relief or other order approving any case or proceeding is entered under any US Bankruptcy Law.

21.13	Acceleration

(a)	Subject to Clause 4.3 (Certain funds), on and at any time while an Event of Default is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(i)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(ii)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and

(iii)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

(b)	If an Event of Default described in Clause 21.12 (United States Bankruptcy Laws) occurs with respect to the Borrower or upon the entry of an order for relief in a voluntary or involuntary bankruptcy of the Borrower, the Total Commitments will, if not already cancelled under this Agreement, be immediately and automatically cancelled and all amounts outstanding under the Finance Documents and owing by the Borrower will be immediately and automatically due and payable, in each case, without any requirement of notice or any other formality.

21.14	Clean-Up Period

(a)	Notwithstanding any other provision of any Finance Document, but subject to paragraph (b) below and until the end of the Clean-up Period, any matter or circumstance that exists in respect of the Group which would constitute a breach of representation or warranty, a breach of undertaking or an Event of Default will be deemed not to be a breach of representation or warranty, a breach of undertaking or an Event of Default (as the case may be) if:

(i)	it would have been (if it were not for this provision) a breach of representation or warranty, a breach of undertaking or an Event of Default only by reason of circumstances relating exclusively to the WestRock Group (or any obligation to procure or ensure in relation to the WestRock Group);

(ii)	it is capable of remedy within the Clean-Up Period and reasonable steps are being taken to remedy it;

(iii)	the circumstances giving rise to it have not been procured or approved by any member of the Group (other than any member of the WestRock Group); and

(iv)	it is not reasonably likely to have a Material Adverse Effect.

(b)	If the relevant matter or circumstance is continuing on or after the end of the Clean-up Period, there shall be a breach of representation or warranty, breach of undertaking or Event of Default, as the case may be notwithstanding paragraph (a) above (and without prejudice to the rights and remedies of the Finance Parties).

21.15	Permitted Receivables Securitisations

(a)	Notwithstanding any provision of this Agreement to the contrary, in connection with a Permitted Receivables Securitisation, any member of the Group may without limitation, do any of the following:

(i)	establish or procure the establishment of any type of company, fund or other entity for the purposes of such securitisation whether or not a member of the Group, provided that such entity is set up as a special purpose vehicle solely for the purpose of dealing with assets related to that Permitted Receivables Securitisation (each such entity a Securitisation SPV) and, for the avoidance of doubt, a Securitisation SPV shall immediately cease to be a Securitisation SPV for the purposes of this Agreement to the extent it acquires any assets which are not related to the Permitted Receivables Securitisation in respect of which it was set up;

(ii)	transfer receivables (including any bills of exchange and claims and rights of a person to receive payment arising from the provision of goods, credit or services and related assets (including, but not limited to, all collateral securing such receivable, proceeds collected on such receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with receivables securitisation transactions and any related hedging obligations (whether existing now or in the future)) to a Securitisation SPV either directly or indirectly;

(iii)	create, in respect of the bank accounts into which the collections in respect of the transferred receivables in respect of a Permitted Receivables Securitisation (including in respect of receivables which are not purchased by a Securitisation SPV provided that the portion of cash in the relevant account which is attributable to such receivables is held on trust for members of the Group other than Securitisation SPVs or is otherwise transferred to members of the Group other than any Securitisation SPV) are paid (and provided that no other amounts are paid into such accounts), trusts, pledges, charges or other account protection arrangements, whether contractual or proprietary in nature; and/or direct customers (including in respect of receivables which are not purchased by a Securitisation SPV, provided that the portion of cash in the relevant account which is attributable to such receivables is held on trust for members of the Group other than Securitisation SPVs or is otherwise transferred to members of the Group other than any Securitisation SPV), to one or more collection accounts (whether or not in the name of a Group member or a Securitisation SPV);

(iv)	grant Security or Quasi-Security over the shares of any Securitisation SPV; or

(v)	provide loans to a Securitisation SPV in connection with, and as permitted under, a Permitted Receivables Securitisation, but only to the extent consistent with the Non-Recourse nature of the Permitted Receivables Securitisation, and all the representations, warranties, covenants and other terms of each Finance Document will be construed in such a way to permit any Permitted Receivables Securitisation.

(b)	The Parties acknowledge that:

(i)	certain Group members entered into the Original Securitisation and the 2013 Securitisation and that such transactions are each a Permitted Receivables Securitisation; and

(ii)	Smurfit Kappa European Packaging, Smurfit Kappa International Receivables and Smurfit Kappa Receivables are each a Securitisation SPV.

22.	Changes to the Lenders

22.1	Assignments and transfers by the Lenders

Subject to this Clause 22, a Lender (the Existing Lender) may:

(a)	assign any of its rights;

(b)	transfer by novation any of its rights and obligations; or

(c)	sub-participate, or enter into any other agreement or arrangement having an economic effect substantially similar to a sub-participation of, any of its obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

22.2	Conditions of assignment or transfer

(a)	The consent of the Company is required for an assignment, transfer or sub-participation by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender; or

(ii)	made at a time when an Event of Default is continuing.

(b)	The consent of the Company to an assignment, transfer or sub-participation must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)	An assignment, transfer or sub-participation of part of a Lender’s participation must be in a minimum amount of USD5,000,000.

(d)	An assignment will only be effective on:

(i)	receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(e)	A transfer will only be effective if the procedure set out in Clause 22.5 (Procedure for transfer) is complied with.

(f)	If:

(i)	a Lender assigns, transfers or designates any of its rights or obligations under the Finance Documents or changes or substitutes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment or transfer, designation or change occurs, an Obligor would be obliged to make a payment to the New Lender or the Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new or substitute Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer, designation or change had not occurred.

(g)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

22.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect; pay to the Agent (for its own account) a fee of USD3,000.

22.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

22.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 22.10 (Pro rata interest settlement), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Arrangers, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a Lender.

22.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 22.10 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 22.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 22.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 22.2 (Conditions of assignment or transfer).

22.7	Copy of Transfer Certificate or Assignment Agreement to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Company a copy of that Transfer Certificate or Assignment Agreement.

22.8	Maintenance of Register

(a)	The Agent shall maintain at one of its offices a register of the names and addresses of the Lenders, and the principal and interest amount owing to each Lender (the Register). Any transfer shall be effective only upon being recorded in the Register, and the Borrower may treat each person whose name is recorded in the Register as a Lender for all purposes of the Finance Documents. The right to the principal of, and interest on, any Loan may be transferred or assigned only if that transfer or assignment is recorded in the Register.

(b)	The Agent shall notify the Company and any Lender, promptly upon reasonable request, of the identity of the Lenders and the principal amount owing to each of the Lenders under the Facility.

22.9	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

22.10	Pro rata interest settlement

(a)	In respect of any transfer pursuant to Clause 22.5 (Procedure for transfer) or any assignment pursuant to Clause 22.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period:

(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 22.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 22.10 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)	An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 22.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

23.	Changes to the Obligors

23.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

23.2	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 19.7 (“Know your customer” checks), any member of the Group may become an Additional Guarantor.

(b)	A member of the Group shall become an Additional Guarantor if:

(i)	the Company delivers to the Agent a duly completed and executed Accession Letter; and

(ii)	the Agent has received, or waived the requirement to receive, all of the documents and other evidence listed in Part 3 of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent (acting reasonably).

(c)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it (acting reasonably)) or waived the requirement to receive, all the documents and other evidence listed in Part 3 of Schedule 2 (Conditions precedent).

(d)	Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

23.3	Resignation of a Guarantor

(a)	The Company may request that a Guarantor (other than Smurfit Kappa, ListCo or the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	that Guarantor is not also the Borrower; and

(ii)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case).

(c)	The Agent shall not accept a Resignation Letter if such Guarantor remains a “Guarantor” under and as defined in the Existing RCF.

24.	Role of the Agent and the Arrangers

24.1	Appointment of the Agent

(a)	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each other Finance Party authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2	Duties of the Agent

(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Without prejudice to Clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to Company), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(e)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

24.3	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

24.4	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent or any of the Arrangers as a trustee or fiduciary of any other person.

(b)	None of the Agent or the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.5	Business with the Group

The Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

24.6	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Arrangers is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(g)	The Agent may disclose the identity of a Defaulting Lender to the other Finance Parties, the Borrower and the Guarantors and shall disclose the same upon the written request of the Borrower or the Majority Lenders.

(h)	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

24.7	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(d)	The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(e)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

24.8	Responsibility for documentation

None of the Agent or the Arrangers:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arrangers, an Obligor or any other person given in or in connection with any Finance Document;

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)	is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

24.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 27.11 (Disruption to Payment Systems etc.)), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.5 (Third Party Rights) and the provisions of the Third Parties Act.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

24.11	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 27.11 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

24.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or Ireland as successor by giving notice to the other Finance Parties and the Company.

(b)	Alternatively the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom or Ireland).

(d)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 24. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(h)	The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 12.9 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to Clause 12.9 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

24.13	Replacement of the Agent

(a)	After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom or Ireland).

(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Agent) and this Clause 24 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

24.14	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

24.15	Relationship with the Lenders

(a)	Subject to Clause 22.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 29.6 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address, department and officer by that Lender for the purposes of Clause 29.2 (Addresses) and paragraph (a)(ii) of Clause 29.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

24.16	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document; and

(d)	the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

24.17	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

24.18	Amounts paid in error

(a)	If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment, then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(b)	Neither:

(i)	the obligations of any Party to the Agent; nor

(ii)	the remedies of the Agent,

(whether arising under this Clause 24.18 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

(c)	All payments to be made by a Party to the Agent (whether made pursuant to this Clause 24.18 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)	In this Agreement, Erroneous Payment means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.

25.	Conduct of Business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

26.	Sharing among the Finance Parties

26.1	Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 27 (Payment Mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 27 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27.6 (Partial payments).

26.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 27.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

26.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 26.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

26.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

26.5	Exceptions

(a)	This Clause 26 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

27.	Payment Mechanics

27.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London, as specified by the Agent) with such bank as the Agent specifies.

27.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 27.3 (Distributions to an Obligor) and Clause 27.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

27.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 28 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

27.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)	If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Agent shall notify the Company of that Lender’s identity, and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

27.5	Impaired Agent

(a)	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 27.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause 27.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with Clause 24.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 27.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

27.6	Partial payments

(a)	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees. costs and expenses of the Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

(d)	This Clause shall not affect the right of the Lenders to claim any other amount due to them under the Finance Documents.

27.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

27.8	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

27.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the currency of account and payment for any amount due from an Obligor under any Finance Document is US Dollars.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

27.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

27.11	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 33 (Amendments and Waivers);

(e)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 27.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

28.	Set-Off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

29.	Notices

29.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

29.2	Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company:

Address:	Smurfit Kappa Group plc
Beech Hill, Clonskeagh, Dublin 4

Attention:	Emer Murnane

Email:	Emer.Murnane@smurfitkappa.com

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent:

Address:	33 Canada Square, Canary Wharf, London E14 5LB

Attention:	Amelia Papadopoulos

Email:	amelia.papadopoulos@citi.com

or any substitute address or email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

29.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of email, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause 29.3 will be deemed to have been made or delivered to each of the Obligors.

(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5pm in the place of receipt shall be deemed only to become effective on the following day.

29.4	Notification of address and email address

Promptly upon changing its address, the Agent shall notify the other Parties.

29.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

29.6	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)	Any electronic communication made between those two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5pm in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(d)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 29.6.

29.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.	Calculations and Certificates

30.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

30.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.

31.	Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

33.	Amendments and Waivers

33.1	Required consents

(a)	Subject to Clause 33.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 33.

(c)	Each Obligor agrees to any such amendment or waiver permitted by this Clause 33 which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Obligors.

33.2	Exceptions

(a)	Subject to Clause 33.7 (Changes to reference rates), an amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of Majority Lenders in Clause 1.1 (Definitions);

(ii)	Clause 26 (Sharing among the Finance Parties);

(iii)	a change to the Borrowers or Guarantors other than in accordance with Clause 23 (Changes to the Obligors);

(iv)	any provision which expressly requires the consent of all the Lenders;

(v)	Clause 2.3 (Finance Parties’ rights and obligations), Clause 22 (Changes to the Lenders) or this Clause 33; or

(vi)	the nature or scope of the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity),

shall not be made without the prior consent of all the Lenders.

(b)	Subject to paragraph Clause 33.7, an amendment or waiver that has the effect of changing or which relates to:

(i)	an extension to the date of payment of any amount under the Finance Documents;

(ii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iii)	an increase in or an extension of any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility; or

(iv)	a redenomination of any Commitment,

shall not be made without the prior consent of:

(A)	each Lender that is assuming an additional Commitment or an increased Commitment or whose Commitment is being extended or redenominated or to whom any amount is due and payable which is being reduced or extended (as the case may be) (an Affected Lender); and

(B)	the Majority Lenders (where, for these purposes, the Commitments of the Affected Lenders shall be included in the determination of the Majority Lenders).

(c)	An amendment or waiver which relates to the rights or obligations of the Agent or the Arrangers may not be effected without the consent of the Agent or the Arrangers, as the case may be.

(d)	Any term of the Finance Documents may be amended or waived by the Company and the Agent without the consent of any other Party if that amendment or waiver is:

(i)	to cure defects or omissions, resolve ambiguities or inconsistencies or reflect changes of a minor, technical or administrative nature; or

(ii)	otherwise for the benefit of the Lenders generally.

(e)	Notwithstanding anything to the contrary, any amendment or waiver of any Finance Document made or effected in accordance with Clause 2.2 (Increase) shall be binding on all Parties.

33.3	Excluded Commitments

If:

(a)	any Defaulting Lender fails to accept or reject a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 10 Business Days of that request being made; or

(b)	any Lender which is not a Defaulting Lender fails to respond to such a request or other such a vote within 15 Business Days of that request being made,

(unless, in either case, the Company and the Agent agree to a longer time period in relation to any request):

(i)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

33.4	Replacement of Lender

(a)	If an Obligor becomes obliged:

(i)	to repay any amount to a Lender in accordance with Clause 7.1 (Mandatory prepayment – illegality); or

(ii)	to pay additional amounts pursuant to Clause 13 (Increased Costs), Clause 12.2 (Tax gross-up) or Clause 12.3 (Tax indemnity) to any Lender,

then the Company may, on five Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to one or more Lenders and/or any other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 22 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 22.10 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 33.4 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent pursuant to this Clause 33.4;

(ii)	neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	in no event shall the Lender replaced under this Clause 33.4 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)	A Lender shall perform the checks described in paragraph (b)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

33.5	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 33.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

33.6	Replacement of a Defaulting Lender

(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Agent and such Lender:

(i)	replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)	require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or

(iii)	require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facility, to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Company, which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 22 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(iv)	in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 22.10 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(v)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in paragraph (iv) above .

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 33.6 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent pursuant to this Clause 33.6;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than 30 days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)	The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

33.7	Changes to reference rates

(a)	Subject to paragraph (c) of Clause 33.2 (Exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(ii)	(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(b)	An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Loan in US Dollars under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of Term SOFR in the international or any relevant domestic syndicated loan market; and

(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(c)	If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) or (b) above within 15 Business Days (or such longer time period in relation to any request which the Company and the Agent may agree) of that request being made:

(i)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(d)	In this Clause 33.7:

Published Rate means the Screen Rate for any Quoted Tenor.

Published Rate Replacement Event means, in relation to a Published Rate:

(i)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Obligors, materially changed;

(ii)

(A)	(1)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(2)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(B)	the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(C)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

(D)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(iii)	the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors) temporary; or

(iv)	in the opinion of the Majority Lenders and the Obligors, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

Replacement Reference Rate means a reference rate which is:

(i)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(A)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(B)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (B) above;

(ii)	in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(iii)	in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Published Rate.

34.	Confidential Information

34.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 34.2 (Disclosure of Confidential Information) and Clause 34.4 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

34.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 24.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 22.9 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (i), (ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking (except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information) and that person is informed that some or all of such Confidential Information may be price-sensitive information;

(B)	in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to paragraphs (v), (vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party and if that service provider is informed that some or all of such Confidential Information may be price-sensitive information;

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

34.3	DAC6

Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.

34.4	Disclosure to numbering service providers

(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	the names of the Obligors;

(ii)	the country of domicile of the Obligors;

(iii)	the jurisdiction of incorporation of the Obligors;

(iv)	the date of this Agreement;

(v)	the names of the Agent and the Arrangers;

(vi)	the date of each amendment and restatement of this Agreement;

(vii)	the total amount of the Commitments in relation to the Facility;

(viii)	the currency of the Facility;

(ix)	the type, name and amount of the Facility;

(x)	the ranking of the Facility;

(xi)	the Termination Date;

(xii)	the governing law of this Agreement;

(xiii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above and

(xiv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

34.5	Entire agreement

This Clause 34 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

34.6	Inside information

(a)	Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse.

(b)	Each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose and agrees with the Company that, without prejudice to the obligations of the Company or any other member of the Group to deliver or provide information to the Finance Parties as required by any Finance Document, there shall be no requirement, pursuant to this Agreement or otherwise, for the Company or any other member of the Group to publish or otherwise make public any unpublished price-sensitive or inside information or any other information which if known to the public would be likely to have an effect on the price of securities issued by any member of the Group (unless otherwise agreed by the Company).

34.7	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 34.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 34.

34.8	Continuing obligations

The obligations in this Clause 34 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 Months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

35.	Confidentiality of Funding Rates

35.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose:

(i)	any Funding Rate to the relevant Borrower pursuant to Clause 8.5 (Notification of rates of interest); and

(ii)	any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)	The Agent and each Obligor may disclose any Funding Rate to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender, as the case may be.

35.2	Related obligations

(a)	The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)	of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 35.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 35.

35.3	No Event of Default

No Event of Default will occur under Clause 21.2 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 35.

36.	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

37.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

38.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

39.	Enforcement

39.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

39.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints Smurfit Kappa UK Limited of Cunard Buildings Water Street, Pier Head, Liverpool, L3 1SF as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and Smurfit Kappa UK Ltd by its execution of this Agreement, accepts that appointment; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must promptly appoint another agent on terms acceptable to the Agent (acting reasonably and in good faith). Failing this, the Agent may appoint another agent for this purpose.

39.3	Waiver of immunity

Each Obligor irrevocably and unconditionally, to the extent permitted by applicable law:

(a)	agrees not to claim any sovereign immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of sovereign immunity in respect of it or its assets.

39.4	Waiver of trial by jury

Each Party waives any right it may have to a jury trial of any claim or cause of action in connection with any Finance Document or any transaction contemplated by any Finance Document. This Agreement may be filed as a written consent to trial by the court.

39.5	USA Patriot Act

Each Finance Party that is subject to the requirements of the USA Patriot Act and/or the Beneficial Ownership Regulation notifies each Obligor that pursuant to the requirements of the USA Patriot Act and/or the Beneficial Ownership Regulation, as applicable, it is required to obtain, verify and record information that identifies the Obligors, including the name and address of the Obligors and other information that will allow that Finance Party to identify the Obligors in accordance with the USA Patriot Act and/or the Beneficial Ownership Regulation, as applicable. Each Obligor agrees that it will provide each Finance Party with such information as it may request in order for that Finance Party to satisfy the requirements of the USA Patriot Act and/or the Beneficial Ownership Regulation, as applicable.

39.6	Acknowledgement regarding any Supported QFCs

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, to the extent that any Finance Document provides support, through a guarantee, Security or otherwise, for any agreement or instrument that is a QFC (any such support, QFC Credit Support, and any such QFC, a Supported QFC), each Party acknowledges and agrees as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the US Special Resolution Regimes) in respect of such Supported QFC and such QFC Credit Support (with the provisions below applicable notwithstanding that any Finance Document or any Supported QFC may in fact be stated to be governed by the laws of the United States of America or a state thereof):

(a)	in the event a Covered Entity that is party to a Supported QFC (each, a Covered Party) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and any obligation in or under such Supported QFC or such QFC Credit Support, and any right in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if such Supported QFC and such QFC Credit Support (and any such interest, obligation and right in property) were governed by the laws of the US or a state of the US; and

(b)	in the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under any Finance Document that may otherwise apply to such Supported QFC or such QFC Credit Support and that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if such Supported QFC and each Finance Document were governed by the laws of the US or a state of the US. Without limiting the foregoing, each Party understands and agrees that its rights and remedies with respect to a Defaulting Lender or an Impaired Agent shall not affect any right of any Covered Party with respect to any Supported QFC or any QFC Credit Support.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The Parties

Part 1

The Original Guarantors

Original Guarantor	Jurisdiction of incorporation	Registration number (or equivalent, if any)
Smurfit Kappa Group plc	Ireland	433527

Smurfit Kappa Treasury Unlimited Company	Ireland	177324

Part 2

Guarantors before the closing date

Guarantor	Jurisdiction of incorporation	Registration number (or equivalent, if any)
Smurfit Kappa Investments Limited	Ireland	380620

Smurfit Kappa Treasury Funding Designated Activity Company	Ireland	239631

Smurfit Kappa Acquisitions Unlimited Company	Ireland	358039

Smurfit International B.V.	Netherlands	33149443

Part 3

The Original Lenders

Original Lender	Commitment (USD)
Mandated Lead Arranger and Bookrunner

Citibank N.A., London Branch	61,224,489.90

Mandated Lead Arrangers

Bank of China (Europe) S.A.	42,857,142.86

Bank of China, New York Branch	18,367,346.93

Barclays Bank PLC	61,224,489.79

BNP Paribas	3,061,224.49

BNP Paribas Fortis SA/NV	58,163,265.30

Commerzbank Aktiengesellschaft	61,224,489.79

Crédit Agricole Corporate and Investment Bank	61,224,489.79

Danske Bank A/S, Irish Branch	61,224,489.79

Deutsche Bank Luxembourg S.A.	61,224,489.79

ING Bank N.V., Dublin Branch	61,224,489.79

JPMorgan Chase Bank, N.A., London Branch	61,224,489.79

Lloyds Bank PLC	61,224,489.79

Mizuho Bank, Ltd.	61,224,489.79

National Westminster Bank Plc	61,224,489.79

Scotiabank (Ireland) Designated Activity Company	61,224,489.79

PNC Bank National Association	61,224,489.79

Coöperatieve Rabobank U.A.	61,224,489.79

Banco Santander, S.A., Paris Branch	61,224,489.79

Skandinaviska Enskilda Banken AB (publ)	61,224,489.79

Sumitomo Mitsui Banking Corporation	61,224,489.79

The Toronto-Dominion Bank, New York Branch	61,224,489.79

Wells Fargo Bank N.A., London Branch	61,224,489.79

Lead Arrangers

Allied Irish Banks, Plc	30,612,244.90

The Governor and Company of the Bank of Ireland	30,612,244.90

Crédit Industriel et Commercial, London Branch	30,612,244.90

DNB (UK) Limited	30,612,244.90

The Northern Trust Company	30,612,244.90

Royal Bank of Canada	30,612,244.90

Regions Bank	30,612,244.90

Total	1,500,000,000

Schedule 2

Conditions precedent

Part 1

To be delivered upon Signing

1.	Corporate documentation

(a)	A copy of the constitutional documents (or equivalent documents such as by-laws and certificate of incorporation) of each Original Obligor.

(b)	A copy of a resolution of the board of directors (or any other competent corporate body) of each Original Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	if applicable, approving the terms of the power of attorney referred to in paragraph (d) below and resolving that it execute that power of attorney;

(iii)	authorising a specified person or persons to execute the Finance Documents to which it is a party and, if applicable, the power of attorney on its behalf;

(iv)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(v)	in the case of an Obligor other than the Company, authorising the Company to act as its agent in connection with the Finance Documents.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	If applicable, a power of attorney of each Original Obligor authorising a specified person or persons to execute the Finance Documents to which that Original Obligor is a party on its behalf.

(e)	If applicable, a copy of a resolution signed by all the holders of the issued shares in each Original Obligor (other than the Parent), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Obligor is a party.

(f)	A certificate of each Original Obligor signed by an authorised signatory or authorised signatories with authority to validly represent that Original Obligor certifying that:

(i)	borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded;

(ii)	each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement;

(iii)	it and each of the other Obligors are members of a group of companies within the meaning of section 8 of the Companies Act 2014 of Ireland and for the purposes of section 243 of the Companies Act 2014 of Ireland; and

(iv)	the entry into the Finance Documents by that Irish Obligor does not constitute unlawful financial assistance within the meaning of section 82 of the Companies Act 2014 of Ireland or breach section 239 of the Companies Act 2014 of Ireland.

2.	Legal opinions

(a)	A legal opinion of Allen & Overy LLP, legal advisers to the Arrangers and the Agent in England.

(b)	A legal opinion of Arthur Cox LLP, legal advisers to the Arrangers and the Agent in the Republic of Ireland.

3.	Other documents and evidence

(a)	The Original Financial Statements.

(b)	The Fee Letters executed by the Company.

(c)	The form of the certificate set out in paragraph (b) or Part 2 of this Schedule 2.

Part 2

To be delivered before the first Utilisation

(a)	Executed copies of the Transaction Documents (subject to Clause 4.1(b) (Initial conditions precedent)).

(b)	A certificate of the Company (signed by a duly authorised signatory) in substantially the same form as delivered to the Agent for the purposes of paragraph (c) of Part 1 of this Schedule 2, confirming that:

(i)	the payment of the Cash Consideration will occur on or prior to the Closing Date, or otherwise in accordance with the Transaction Agreement;

(ii)	the conditions of the Merger set out under section 8.1 (Conditions to Each Party’s Obligations) of the Transaction Agreement, in respect of the obligations of the Group and of WestRock, have been satisfied or (in a manner which is permitted by 4.1(b) (Initial conditions precedent) waived, other than any conditions which will occur on or prior to the Closing Date; and

(iii)	as at the date no earlier than two Business Days before the first Utilisation Date, the Transaction Documents have not been amended, modified, supplemented or waived (except in a manner that is permitted by Clause 4.1(b) (Initial conditions precedent)) and that (without the Majority Lenders’ prior written consent) no member of the Group has failed to enforce or exercise any rights it may have to terminate its obligations under the Transaction Agreement or to decline to consummate the Merger.

(c)	Evidence that all fees which must be paid on or before the Closing Date will be so paid, and that (to the extent invoiced at least three Business Days in advance, or at such later date as the Company may agree) costs and expenses payable by the Company will be paid on or before the Closing Date.

Part 3

Conditions Precedent Required for An Additional Guarantor

1.	Corporate documentation

(a)	An Accession Letter, duly executed by the Additional Guarantor and the Company.

(b)	A copy of the constitutional documents (or equivalent documents such as by-laws and certificate of incorporation) of the Additional Guarantor.

(c)	If applicable, a copy of a resolution of the board of directors (or any other competent corporate body) of the Additional Guarantor:

(i)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(ii)	authorising a specified person or persons to execute the Accession Letter on its behalf;

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents; and

(iv)	authorising the Company to act as its agent in connection with the Finance Documents.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

(e)	If applicable, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

(f)	If applicable, a copy of a resolution by the supervisory board of each Additional Guarantor incorporated in The Netherlands, approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party.

(g)	If applicable, a copy of:

(i)	a request for advice from the works council of each Additional Guarantor incorporated in The Netherlands in respect of the transactions contemplated by the Finance Documents to which it is a party; and

(ii)	an unconditional positive works council advice of the works council of each Additional Guarantor incorporated in The Netherlands.

(h)	For each Additional Guarantor incorporated in the United States of America:

(a)	A good standing certificate from its jurisdiction of incorporation or organisation, dated not earlier than 5 Business Days prior to the date of the relevant Accession Letter; and

(b)	A certificate of the chief financial officer, treasurer or assistant treasurer or, if there is no chief financial officer, treasurer or assistant treasurer, the president of such Additional Guarantor, certifying as to the solvency of the company after consummation of the transactions contemplated by the Finance Documents.

(i)	A certificate of the Additional Guarantor signed by an authorised signatory or authorised signatories with authority to validly represent that Additional Guarantor certifying that:

(i)	borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded;

(ii)	each copy document listed in this Part 2 of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter; and

(iii)	in the case only of a certificate delivered by an Additional Guarantor that is an Irish Obligor, it and each of the other Obligors are members of a group of companies within the meaning of section 8 of the Companies Act 2014 of Ireland and for the purposes of section 243 of the Companies Act 2014 of Ireland; and

(iv)	in the case only of a certificate delivered by an Additional Guarantor that is an Irish Obligor, the entry into the Finance Documents by that Additional Guarantor does not constitute unlawful financial assistance within the meaning of section 82 of the Companies Act 2014 of Ireland or breach section 239 of the Companies Act 2014 of Ireland.

2.	Legal opinions

(a)	A legal opinion of Allen & Overy LLP, legal advisers to the Arrangers and the Agent in England.

(b)	If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales or the United States of America, a legal opinion of the applicable legal advisers in the jurisdiction in which the Additional Guarantor is incorporated or formed.

(c)	If the Additional Guarantor is organized in the United States of America, a legal opinion from counsel to such Additional Guarantor in the state in which it is organized, in respect of the capacity and authority of such Additional Guarantor under the laws of such state, to enter into the Finance Documents to which it is a party and other customary matters of US federal and state law.

3.	Other documents and evidence

(a)	In relation to an Additional Guarantor that is an Irish Obligor, evidence that the Additional Guarantor has done all that is necessary (including, without limitation, by re-registering as a private company) to comply with section 82 of the Companies Act 2014 of Ireland in order to enable that Additional Guarantor to enter into the Finance Documents and perform its obligations under the Finance Documents.

(b)	If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 39.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Guarantor.

(c)	If available, the latest audited financial statements of the Additional Guarantor.

(d)	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

Schedule 3

Requests

Part 1

Utilisation Request

From:	[Borrower]/[Company]

To:	[ ] as Agent

Dated:

Dear Sir or Madam

Smurfit Kappa Treasury Unlimited Company – bridge facility agreement dated [●] (the Agreement)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow [a] Loan[s] on the following terms:

[if more than one Loan is being requested in this Utilisation Request then repeat this table for each Loan, clearly separating the information in respect of each Loan]

Borrower:	[ ]

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[1/3/6] Months

3.	We confirm that:

(a)	each Major Representation is correct (and will be correct immediately after the making of the Loan); no Major Default is outstanding or would result from the making of the Loan[s] requested in this Utilisation Request; and

(b)	no Change of Control has occurred.

4.	The proceeds of [this Loan]/[these Loans] should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[name of relevant Borrower/Company]

WARNING: Please seek Dutch legal advice (a) until the interpretation of the term public (as referred to in Article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) has been published by the competent authority, if the share of a Lender in any utilisation requested by a Dutch borrower is less than EUR 100,000 (or the foreign currency equivalent thereof) and (b) as soon as the interpretation of the term public has been published by the competent authority, if the Lender is considered to be part of the public on the basis of such interpretation.

Part 2

Selection Notice

From:	[Company]

To:	[ ] as Agent

Dated:

Dear Sir or Madam

Smurfit Kappa Treasury Unlimited Company – bridge facility agreement dated [●] (the Agreement)

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Loan[s] with an Interest Period ending on [ ]*

3.	[We request that the above Loan[s] be divided into [ ] Loans with the following amounts and Interest Periods:] **

or

[We request that the next Interest Period for the above Loan[s] is [                   ]] ***

4.	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

[Company]

*	Insert details of all Loans which have an Interest Period ending on the same date.
**	Use this option if division of Loans is requested.
***	Use this option if sub-division is not required.

Schedule 4

Form of Transfer Certificate

To:	[ ] as Agent

From:	[The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated:

Smurfit Kappa Treasury Unlimited Company – bridge facility agreement dated [●] (the Agreement)

1.	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 22.5 (Procedure for transfer):

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 22.5 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders).

4.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is: [1]

(a)	with respect to an Irish Obligor:

(i)	[an Irish Qualifying Lender other than an Irish Treaty Lender;]

(ii)	[an Irish Qualifying Lender solely on account of being an Irish Treaty Lender;]

(iii)	[not an Irish Qualifying Lender]

(b)	with respect to a Dutch Obligor:

(i)	[a Dutch Qualifying Lender solely on account of being a Dutch Treaty Lender;]

(ii)	[a Dutch Qualifying Lender other than a Dutch Treaty Lender;]

(iii)	[not a Dutch Qualifying Lender].

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

1 Delete as applicable – each New Lender is required to confirm which of these three categories it falls within, for both Irish and Dutch purposes.

6.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

7.	This Transfer Certificate has been entered into as a deed on the date stated at the beginning of this Transfer Certificate.

8.	This Transfer Certificate is intended to take effect as a deed notwithstanding a party may only execute this document under hand.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address and attention details for notices and account details for payments,]

[Existing Lender]

By:

EXECUTED as a deed by [NEW LENDER]	)

acting by [●],	)

in the presence of:	)

Witness’s Signature

Name:

Address:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [           ].

[Agent]

By:

WARNING: Please seek Dutch legal advice (a) until competent authority publishes its interpretation of the term public (as referred to in Article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)), if any amount lent to a Dutch borrower is to be transferred which is less than EUR 100,000 (or its equivalent in another currency) and (b) as soon as competent authority publishes its interpretation of the term public, if the New Lender is considered to be part of the public on the basis of that interpretation.

Schedule 5

Form of Assignment Agreement

To:	[ ] as Agent and [ ] as Company, for and on behalf of each Obligor

From:	[the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender)

Dated:

Smurfit Kappa Treasury Unlimited Company – bridge facility agreement dated [●] (the Agreement)

1.	We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 22.6 (Procedure for assignment):

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Facilities Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes party to the relevant Finance Documents as a Lender.

5.	The Facility Office and address and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders).

7.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:[2]

(a)	with respect to an Irish Obligor:

(i)	[an Irish Qualifying Lender other than an Irish Treaty Lender;]

(ii)	[an Irish Qualifying Lender solely on account of being an Irish Treaty Lender;]

(iii)	[not an Irish Qualifying Lender;]

(b)	with respect to a Dutch Obligor:

(i)	[a Dutch Qualifying Lender solely on account of being a Dutch Treaty Lender;]

2 Delete as applicable – each New Lender is required to confirm which of these three categories it falls within, for both Irish and Dutch purposes.

(ii)	[a Dutch Qualifying Lender other than a Dutch Treaty Lender;]

(iii)	[not a Dutch Qualifying Lender].

8.	This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to Company), to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

9.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

10.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Assignment Agreement has been entered into as a deed on the date stated at the beginning of this Assignment Agreement.

12.	This Assignment Agreement is intended to take effect as a deed notwithstanding that a party may only execute this document under hand.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address and attention details for notices and account details for payments]

[Existing Lender]

By:

EXECUTED as a deed by [NEW LENDER]	)

acting by [●],	)

in the presence of:	)

Witness’s Signature

Name:

Address:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [    ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

WARNING: Please seek Dutch legal advice (a) until competent authority publishes its interpretation of the term public (as referred to in Article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)), if any amount lent to a Dutch borrower is to be assigned which is less than EUR 100,000 (or its equivalent in another currency) and (b) as soon as competent authority publishes its interpretation of the term public, if the New Lender is considered to be part of the public on the basis of that interpretation.

Schedule 6

Form of Accession Letter

To:	[ ] as Agent

From:	[Subsidiary] and [Company]

Dated:

Dear Sir or Madam

Smurfit Kappa Treasury Unlimited Company – bridge facility agreement dated [●] (the Agreement)

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.	[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to Clause 23.2 (Additional Guarantors) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	[Subsidiary’s] administrative details are as follows:

Address:

Email:

Attention:

4.	This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[This Accession Letter is entered into by deed.]

[Company]	[Subsidiary]

Schedule 7

Form of Resignation Letter

To:	[ ] as Agent

From:	[resigning Guarantor] and [Company]

Dated:

Dear Sir or Madam

Smurfit Kappa Treasury Unlimited Company – bridge facility agreement dated [●] (the Agreement)

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to Clause 23.3 (Resignation of a Guarantor), we request that [resigning Obligor] be released from its obligations as a Guarantor under the Agreement.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[ ]*

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Company]	[Subsidiary]

By:	By:

* Insert any other conditions required by the Agreement.

Schedule 8

Form of Compliance Certificate

To:	[ ] as Agent

From:	[Company]

Dated:

Dear Sir or Madam

Smurfit Kappa Treasury Unlimited Company – bridge facility agreement dated [●] (the Agreement)

1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	[We confirm that the following companies that are not Obligors constitute Material Companies for the purposes of the Facilities Agreement: [ ]]*

3.	[We confirm that no Default is continuing.]**

Signed:

Authorised signatory

Of

[Company]

* Only applicable if the Compliance Certificate accompanies the audited financial statements.

** If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Schedule 9

Form of Margin Certificate

To:	[ ] as Agent

From:	[Company]

Dated:

Dear Sir or Madam

Smurfit Kappa Treasury Unlimited Company – bridge facility agreement dated [●] (the Agreement)

1.	We refer to the Agreement. This is a Margin Certificate. Terms defined in the Agreement have the same meaning when used in this Margin Certificate unless given a different meaning in this Margin Certificate.

2.	We confirm that, as of [insert date of the relevant change in Rating], the Rating is [●] as provided by [insert name of Rating Agency].

3.	[The other Rating[s] [obtained / maintained] by the Parent are [●] with [insert name of Rating Agency] [and [●] with [insert name of Rating Agency]].

4.	The applicable Margin pursuant to Clause 8.3 (Margin adjustments – rating) of the Agreement is therefore [●].

Signed:

Authorised signatory

Of

[Company]

Schedule 10

Form of Extension Notice

From:	[Company]

To:	[ ] as Agent

Dated:	[●]

Dear Sir or Madam

Smurfit Kappa Treasury Unlimited Company – bridge facility agreement dated [●] (the Agreement)

1.	We refer to the Agreement. This is an Extension Notice. Terms defined in the Agreement have the same meaning in this Extension Notice.

2.	We refer to Clause 6.3 (Extension of Termination Date) of the Agreement, and require that the Termination Date in respect the Facility is extended by [ ] months to [ ].

3.	We acknowledge our obligation to pay extension fees in accordance with Clause 11.4 (Extension fee).

4.	This Extension Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

Yours faithfully

SIGNED by	)
[Company]	)
)

Name:

Schedule 11

Timetables

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	U-2, 10:00 am London time

Term SOFR (as applicable) is fixed	Quotation Day prior to 5:00 pm London time

“U”	=	date of utilisation or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan.

“U – X”	=	X Business Days prior to Utilisation Date

Schedule 12

Guarantee Principles

1.	The guarantees to be provided under the Finance Documents will be given in accordance with certain guarantee principles and it is agreed and acknowledged that the Finance Parties shall receive the benefit of upstream, cross-stream and downstream guarantees in accordance with, and subject to, such guarantee principles, as set out below.

2.	The Company and the Lenders have agreed and acknowledged that their rights and obligations under the Finance Documents in respect of the giving or taking of guarantees and all the rights and obligations associated with such giving or taking of guarantees, shall be subject to and limited by these Guarantee Principles. The Guarantee Principles embody the recognition by all Parties that there may be certain legal and practical difficulties in obtaining effective guarantees from all members of the Group in every jurisdiction in which members of the Group are located. In particular:

(a)	general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, thin capitalisation rules, retention of title claims and similar principles may limit the ability of a member of the Group to provide a guarantee or may require that the guarantee be limited by an amount or otherwise. If any such limit applies, the guarantees provided will be limited to the maximum amount which the relevant member of the Group may provide having regard to applicable law (including any jurisprudence) and subject to fiduciary duties of management;

(b)	the giving of a guarantee will not be required to the extent that it would incur any legal fees, registration fees, stamp duty, taxes and any other fees or costs directly associated with such guarantee which are disproportionate to the benefit obtained by the Finance Parties;

(c)	it is expressly acknowledged that in certain jurisdictions it may be either impossible or impractical to grant guarantees in which event such guarantees will not be granted;

(d)	any entity subject to third party arrangements which were not entered into in contemplation of any Finance Document which may prevent that entity from granting a guarantee will be excluded from the obligations to grant a guarantee under the Finance Documents provided that, if the relevant entity determines that such endeavours will not jeopardise commercial relationships with third parties, the relevant member of the Group will use reasonable endeavours to obtain any necessary consent or waiver;

(e)	a member of the Group incorporated in any country located in the Americas (other than the United States of America or Canada) or Albania, Belarus, Bosnia & Herzegovina, Bulgaria, Croatia, Czech Republic, Estonia, Georgia, Hungary, Latvia, Lithuania, Macedonia, Moldova, Romania, Serbia & Montenegro, Russia, Slovakia, Slovenia, Turkey or the Ukraine, will not be required to give a guarantee if it would breach any terms of any existing Financial Indebtedness (as amended, restated, replaced or refinanced from time to time) or would, in the reasonable opinion of the Company, result in a loss of access to local credit facilities (on reasonable commercial terms);

(f)	no member of the Group incorporated in Colombia, Venezuela or Argentina will be required to give a guarantee;

(g)	a member of the Group which is not wholly owned or is a joint venture, will not be required to give a guarantee if it would breach any joint venture agreement or existing shareholders agreement applicable to it provided that if the relevant entity determines that such endeavours will not jeopardise commercial relationships with the other shareholder or joint venture partner, the relevant member of the Group will use reasonable endeavours to obtain any necessary consent or waiver to grant a guarantee; and

(h)	members of the Group will not be required to give guarantees if it is unlawful for it to give a guarantee or it is not within the legal capacity of the relevant members of the Group or if, in the reasonable opinion of the directors of the relevant members of the Group, the same would conflict with the fiduciary duties of those directors or contravene any legal prohibition or result in personal or criminal liability on the part of any officer or result in any significant risk of legal liability for the directors of any Group company.

3.	The Finance Parties will work with the Company to minimise the cost to the Company of granting any guarantees and shall ensure that in all events the costs are not disproportionate to the benefit to be obtained by the Finance Parties.

Schedule 13

Form of Increase Confirmation

To:	[ ] as Agent and [ ] as Company, for and on behalf of each Obligor

From:	[the Increase Lender] (the Increase Lender)

Dated:

Smurfit Kappa Treasury Unlimited Company – bridge facility agreement dated [●] (the Facilities Agreement)

1.	We refer to the Facilities Agreement. This agreement (the Agreement) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.2 (Increase) of the Facilities Agreement.

3.	The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it was an Original Lender under the Facilities Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [ ].

5.	On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.

6.	The Facility Office and address and attention details for notices to the Increase Lender for the purposes of Clause 29.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (h) of Clause 2.2 (Increase) of the Facilities Agreement.

8.	The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is: [3]

(a)	with respect to an Irish Obligor:

(i)	[an Irish Qualifying Lender other than an Irish Treaty Lender;]

(ii)	[an Irish Qualifying Lender solely on account of being an Irish Treaty Lender;]

(iii)	[not an Irish Qualifying Lender]

(b)	with respect to a Dutch Obligor:

(i)	[a Dutch Qualifying Lender solely on account of being a Dutch Treaty Lender;]

(ii)	[a Dutch Qualifying Lender other than a Dutch Treaty Lender;]

(iii)	[not a Dutch Qualifying Lender].

3 Delete as applicable – each Increase Lender is required to confirm which of these three categories it falls within, for both Irish and Dutch purposes.

9.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent and the Increase Date is confirmed as [     ].

Agent

By:

SIGNATORIES

Smurfit Kappa

SMURFIT KAPPA GROUP PLC

By:	/s/ Kenneth Bowles
Name:	Kenneth Bowles
Title:	Director

Latour – Bridge Facility Agreement – Signature Page

Company and Borrower

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

By:	/s/ Kenneth Bowles
Name:	Kenneth Bowles
Title:	Director

Latour – Bridge Facility Agreement – Signature Page

Original Guarantors

SMURFIT KAPPA GROUP PLC

By:	/s/ Kenneth Bowles
Name:	Kenneth Bowles
Title:	Director

Latour – Bridge Facility Agreement – Signature Page

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

By:	/s/ Kenneth Bowles
Name:	Kenneth Bowles
Title:	Director

Latour – Bridge Facility Agreement – Signature Page

Mandated Lead Arranger and Bookrunner

CITIBANK, N.A., LONDON BRANCH

By:	/s/ Akshay Jashnani
Name:	Akshay Jashnani
Title:	Vice President

Latour – Bridge Facility Agreement – Signature Page

Mandated Lead Arrangers

BANK OF CHINA

By:	/s/ Zhao Yi
Name:	Zhao Yi
Title:	Assistant General Manager

Latour – Bridge Facility Agreement – Signature Page

BARCLAYS BANK PLC

By:	/s/ Chris Bicheno
Name:	Chris Bicheno
Title:	Vice President

Latour – Bridge Facility Agreement – Signature Page

BNP PARIBAS

By:	/s/ Jean-Dominique Balous
Name:	Jean-Dominique Balous
Title:	Co-Head, Loan Capital Markets France, Nordics & Netherland

By:	/s/ Edwige Lacroix
Name:	Edwige Lacroix
Title:	Managing Director, Loan Capital Markets

Latour – Bridge Facility Agreement – Signature Page

COMMERZBANK AKTIENGESELLSCHAFT

By:	/s/ Fabrice Leistner
Name:	Fabrice Leistner
Title:	Authorized Signatory

By:	/s/ Antonella Buono
Name:	Antonella Buono
Title:	Authorized Signatory

Latour – Bridge Facility Agreement – Signature Page

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Roneil Thadani
Name:	Roneil Thadani
Title:	Managing Director

By:	/s/ Dominique Duval
Name:	Dominique Duval
Title:	Senior Banker

Latour – Bridge Facility Agreement – Signature Page

DANSKE BANK A/S

By:	/s/ Niall Garvey
Name:	Niall Garvey
Title:	Director, Corporate

By:	/s/ Brendan O’Connell
Name:	Brendan O’Donnell
Title:	Director, Corporate

Latour – Bridge Facility Agreement – Signature Page

DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ Sven Walther
Name:	Sven Walther
Title:	Vice President

By:	/s/ Banu Kologlu
Name:	Banu Kologlu
Title:	Assistant Vice President

Latour – Bridge Facility Agreement – Signature Page

ING BANK N.V., DUBLIN BRANCH

By:	/s/ Robert O’Donoghue
Name:	Robert O’Donoghue
Title:	Managing Director

By:	/s/ Sean Hassett
Name:	Sean Hassett
Title:	Director

Latour – Bridge Facility Agreement – Signature Page

J.P. MORGAN SECURITIES PLC

By:	/s/ Eoin Paul Kashishian
Name:	Eoin Paul Kashishian
Title:	Managing Director

Latour – Bridge Facility Agreement – Signature Page

LLOYDS BANK PLC

By:	/s/ Juno Ormiston
Name:	Juno Ormiston
Title:	Associate Director, Lending Execution

Latour – Bridge Facility Agreement – Signature Page

MIZUHO BANK, LTD.

By:	/s/ Tina Whitehouse
Name:	Tina Whitehouse
Title:	Head of Corporate Finance Analysis & Execution

Latour – Bridge Facility Agreement – Signature Page

NATIONAL WESTMINSTER BANK PLC

By:	/s/ Nathan Stromberg
Name:	Nathan Stromberg
Title:	Managing Director, Head of Corporate Leveraged Finance

Latour – Bridge Facility Agreement – Signature Page

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY

By:	/s/ Maxime Comeau
Name:	Maxime Comeau
Title:	Managing Director

By:	/s/ Brian Deault
Name:	Brian Deault
Title:	Chief Risk Officer

Latour – Bridge Facility Agreement – Signature Page

PNC BANK NATIONAL ASSOCIATION

By:	/s/ Brian Prettyman
Name:	Brian Prettyman
Title:	Senior Vice President

Latour – Bridge Facility Agreement – Signature Page

COÖPERATIEVE RABOBANK U.A.

By:	/s/ J. Reijnders
Name: J. Reijnder
Title: Managing Director

By:	/s/ Graeme Hattie
Name: Graeme Hattie
Title: Managing Director

Latour – Bridge Facility Agreement – Signature Page

BANCO SANTANDER, S.A.

By:	/s/ Chery Olivier
Name: Chery Olivier
Title: Head of Syndicated Loans

By:	/s/ Luis Zapata
Name: Luis Zapata
Title: Vice President

Latour – Bridge Facility Agreement – Signature Page

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

By:	/s/ Andrew Moore
Name: Andrew Moore
Title: Authorized Signatory

By:	/s/ Alison Butt
Name: Alison Butt
Title: Authorized Signatory

Latour – Bridge Facility Agreement – Signature Page

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Konstantinos Karabalis
Name: Konstantinos Karabalis
Title: Managing Director

By:	/s/ F. Bouchat
Name: F. Bouchat
Title:

Latour – Bridge Facility Agreement – Signature Page

TD SECURITIES (USA) LLC

By:	/s/ David Perlman
Name: David Perlman
Title: Managing Director

Latour – Bridge Facility Agreement – Signature Page

WELLS FARGO BANK N.A., LONDON BRANCH

By:	/s/ Daniel Clarke
Name: Daniel Clarke
Title: Director

Latour – Bridge Facility Agreement – Signature Page

Lead Arrangers

ALLIED IRISH BANKS, PLC

By:	/s/ Steven Williams
Name: Steven Williams
Title: Senior Relationship Manager

By:	/s/ Nicola Sheehan
Name: Nicola Sheehan
Title: Director

Latour – Bridge Facility Agreement – Signature Page

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Ronan Power
Name: Ronan Power
Title: Manager

By:	/s/ Gareth Magee
Name: Gareth Magee
Title: Director

Latour – Bridge Facility Agreement – Signature Page

CRÉDIT INDUSTRIEL ET COMMERCIAL, LONDON BRANCH

By:	/s/ Ben Travers
Name: Ben Travers
Title: Manager, Corporate Finance

By:	/s/ Patrick Kitching
Name: Patrick Kitching
Title: Head of Corporate Finance

Latour – Bridge Facility Agreement – Signature Page

DNB (UK) LIMITED

By:	/s/ Kay Newman
Name: Kay Newman
Title: Authorized Signatory

By:	/s/ Gemma Darney
Name: Gemma Darney
Title: Authorized Signatory

Latour – Bridge Facility Agreement – Signature Page

THE NORTHERN TRUST COMPANY

By:	/s/ Kimberly A. Crotty
Name: Kimberly A. Crotty
Title: Vice President

Latour – Bridge Facility Agreement – Signature Page

ROYAL BANK OF CANADA

By:	/s/ Arshia Hashemi
Name: Arshia Hashemi
Title: Vice President

Latour – Bridge Facility Agreement – Signature Page

REGIONS BANK

By:	/s/ Matt Avery
Name: Matt Avery
Title: Director

Latour – Bridge Facility Agreement – Signature Page

Original Lenders

CITIBANK N.A., LONDON BRANCH

By:	/s/ Akshay Jashnani
Name: Akshay Jashnani
Title: Vice President

Latour – Bridge Facility Agreement – Signature Page

BANK OF CHINA (EUROPE) S.A.

By:	/s/ Zhao Yi
Name: Zhao Yi
Title: Assistant General Manager

Latour – Bridge Facility Agreement – Signature Page

BANK OF CHINA, NEW YORK BRANCH

By:	/s/ Min Zhu
Name: Min Zhu
Title: Executive Vice President

Latour – Bridge Facility Agreement – Signature Page

BARCLAYS BANK PLC

By:	/s/ Chris Bicheno
Name: Chris Bicheno
Title: Vice President

Latour – Bridge Facility Agreement – Signature Page

BNP PARIBAS

By:	/s/ Jean-Dominique Balous
Name: Jean-Dominique Balous
Title: Co-Head, Loan Capital Markets France, Nordics & Netherlands

By:	/s/ Edwige Lacroix
Name: Edwige Lacroix
Title: Managing Director, Loan Capital Markets

Latour – Bridge Facility Agreement – Signature Page

BNP PARIBAS FORTIS SA/NV

By:	/s/ Gilles Masson
Name: Gilles Masson
Title: Senior Director, Energy, Resources & Infrastructure

By:	/s/ Damien Heymans
Name: Damien Heymans
Title: Head of Export Finance Benelux

Latour – Bridge Facility Agreement – Signature Page

COMMERZBANK AKTIENGESELLSCHAFT

By:	/s/ Fabrice Leistner
Name: Fabrice Leistner
Title: Authorized Signatory

By:	/s/ Antonella Buono
Name: Antonella Buono
Title: Authorized Signatory

Latour – Bridge Facility Agreement – Signature Page

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Roneil Thadani
Name: Roneil Thadani
Title: Managing Director

By:	/s/ Dominique Duval
Name: Dominique Duval
Title: Senior Banker

Latour – Bridge Facility Agreement – Signature Page

DANSKE BANK A/S, IRISH BRANCH

By:	/s/ Niall Garvey
Name: Niall Garvey
Title: Director, Corporate

By:	/s/ Brendan O’Donnell
Name: Brendan O’Donnell
Title: Director, Corporate

Latour – Bridge Facility Agreement – Signature Page

DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ Sven Walther
Name: Sven Walther
Title: Vice President

By:	/s/ Banu Kologlu
Name: Banu Kologlu
Title: Assistant Vice President

Latour – Bridge Facility Agreement – Signature Page

ING BANK N.V., DUBLIN BRANCH

By:	/s/ Robert O’Donoghue
Name: Robert O’Donoghue
Title: Managing Director

By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

Latour – Bridge Facility Agreement – Signature Page

JPMORGAN CHASE BANK, N.A., LONDON BRANCH

By:	/s/ Ryan Smith
Name: Ryan Smith
Title: Vice President

Latour – Bridge Facility Agreement – Signature Page

LLOYDS BANK PLC

By:	/s/ Juno Ormiston
Name: Juno Ormiston
Title: Associate Director, Lending Execution

Latour – Bridge Facility Agreement – Signature Page

MIZUHO BANK, LTD.

By:	/s/ Tina Whitehouse
Name: Tina Whitehouse
Title: Head of Corporate Finance Analysis & Execution

Latour – Bridge Facility Agreement – Signature Page

NATIONAL WESTMINSTER BANK PLC

By:	/s/ Nathan Stromberg
Name: Nathan Stromberg
Title: Managing Director, Head of Corporate Leveraged Finance

Latour – Bridge Facility Agreement – Signature Page

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY

By:	/s/ Maxime Comeau
Name: Maxime Comeau
Title: Managing Director

By:	/s/ Brian Deault
Name: Brian Deault
Title: Chief Risk Officer

Latour – Bridge Facility Agreement – Signature Page

PNC BANK NATIONAL ASSOCIATION
By:	/s/ Brian Prettyman
Name: Brian Prettyman
Title: Senior Vice President

Latour – Bridge Facility Agreement – Signature Page

COÖPERATIEVE RABOBANK U.A.

By:	/s/ J. Reijnders
Name: J. Reijnders
Title: Managing Director

By:	/s/ Graeme Hattie
Name: Graeme Hattie
Title: Managing Director

Latour – Bridge Facility Agreement – Signature Page

BANCO SANTANDER, S.A.

By:	/s/ Chery Olivier
Name: Chery Olivier
Title: Head of Syndicated Loans

By:	/s/ Luis Zapata
Name: Luis Zapata
Title: Vice President

Latour – Bridge Facility Agreement – Signature Page

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

By:	/s/ Andrew Moore
Name: Andrew Moore
Title: Authorized Signatory

By:	/s/ Alison Butt
Name: Alison Butt
Title: Authorized Signatory

Latour – Bridge Facility Agreement – Signature Page

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Konstantinos Karabalis
Name: Konstantinos Karabalis
Title: Managing Director

By:	/s/ F. Bouchat
Name: F. Bouchat
Title:

Latour – Bridge Facility Agreement – Signature Page

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:	/s/ David Perlman
Name: David Perlman
Title: Authorized Signatory

Latour – Bridge Facility Agreement – Signature Page

WELLS FARGO BANK N.A., LONDON BRANCH

By:	/s/ Daniel Clarke
Name: Daniel Clarke
Title: Director

Latour – Bridge Facility Agreement – Signature Page

ALLIED IRISH BANKS, PLC

By:	/s/ Steven Williams
Name: Steven Williams
Title: Senior Relationship Manager

By:	/s/ Nicola Sheehan
Name: Nicola Sheehan
Title: Director

Latour – Bridge Facility Agreement – Signature Page

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Ronan Power
Name: Ronan Power
Title: Manager

By:	/s/ Gareth Magee
Name: Gareth Magee
Title: Director

Latour – Bridge Facility Agreement – Signature Page

CRÉDIT INDUSTRIEL ET COMMERCIAL, LONDON BRANCH

By:	/s/ Ben Travers
Name: Ben Travers
Title: Manager, Corporate Finance

By:	/s/ Patrick Kitching
Name: Patrick Kitching
Title: Head of Corporate Finance

Latour – Bridge Facility Agreement – Signature Page

DNB (UK) LIMITED

By:	/s/ Kay Newman
Name: Kay Newman
Title: Authorized Signatory

By:	/s/ Gemma Darney
Name: Gemma Darney
Title: Authorized Signatory

Latour – Bridge Facility Agreement – Signature Page

THE NORTHERN TRUST COMPANY

By:	/s/ Kimberly A. Crotty
Name: Kimberly A. Crotty
Title: Vice President

Latour – Bridge Facility Agreement – Signature Page

ROYAL BANK OF CANADA

By:	/s/ Arshia Hashemi
Name: Arshia Hashemi
Title: Vice President

Latour – Bridge Facility Agreement – Signature Page

REGIONS BANK

By:	/s/ Jason Goetz
Name: Jason Goetz
Title: Director

Latour – Bridge Facility Agreement – Signature Page

Agent

CITIBANK EUROPE PLC, UK BRANCH

By:	/s/ Amelia Papadopoulos
Name: Amelia Papadopoulos
Title: Vice President

Latour – Bridge Facility Agreement – Signature Page